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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

            NOTICE OF ANNUAL MEETING

        The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the corporate offices of Zenith located at 21255 Califa Street, Woodland Hills, California 91367, on Tuesday, May 13, 2008, at 9:00 AM, Pacific Time, for the following purposes:

  1.
  To elect a Board of nine (9) directors.

  2.
  To approve an increase of 370,000 shares of Common Stock reserved for awards under the Zenith National Insurance Corp. 2004 Restricted Stock Plan.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as Zenith's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

  4.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

        Stockholders of record at the close of business on March 17, 2008, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary

Woodland Hills, California
Dated: March 24, 2008

        STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE OR TO VOTE BY TELEPHONE OR THROUGH THE INTERNET. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF AT THE ANNUAL MEETING BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

TABLE OF CONTENTS

Page
VOTING	1
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2008	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	7
ELECTION OF DIRECTORS (Item 1 on Proxy Card)	8
CORPORATE GOVERNANCE GUIDELINES	10
BOARD MEETINGS	10
INDEPENDENCE OF DIRECTORS	10
LEAD INDEPENDENT DIRECTOR	12
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS	12
COMMUNICATIONS TO THE BOARD OF DIRECTORS	12
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS	12
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS	13
COMPENSATION COMMITTEE	13
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	14
AUDIT COMMITTEE	16
AUDIT COMMITTEE REPORT	17
DIRECTOR COMPENSATION	17
2007 DIRECTOR COMPENSATION TABLE	19
EXECUTIVE COMPENSATION	22
COMPENSATION DISCUSSION AND ANALYSIS FOR 2007	22
COMPENSATION COMMITTEE REPORT	31
SUMMARY COMPENSATION TABLE (2006 and 2007)	32
GRANTS OF PLAN-BASED AWARDS IN 2007	38
OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END	39
OPTION EXERCISES AND STOCK VESTED IN 2007	39
EARLY TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	40
EQUITY COMPENSATION PLAN INFORMATION	50
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	50
APPROVAL OF AN INCREASE OF 370,000 SHARES OF COMMON STOCK RESERVED FOR AWARDS UNDER THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN (Item 2 on Proxy Card)	51
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 (Item 3 on Proxy Card)	56

INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES	56
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS	58
CODE OF BUSINESS CONDUCT	58
RELATED PERSON TRANSACTIONS APPROVAL POLICY AND PROCEDURES	58
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS	59
APPENDIX A: THIRD AMENDED AND RESTATED ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN	A-1

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

        We are furnishing this Proxy Statement in connection with the solicitation by the Board of Directors (the "Board") of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Tuesday, May 13, 2008, at 9:00 AM, Pacific Time, and at any adjournments thereof (the "Annual Meeting"). You may vote by proxy as follows: (i) by mailing the accompanying proxy card, (ii) by telephone or (iii) through the internet. Instructions for voting by mail, by telephone or through the internet are contained on the accompanying proxy card. If you give your proxy without voting instructions, your shares will be counted as a vote for each Director-nominee and for each of the proposals described in this Proxy Statement. You may revoke the proxy that you give pursuant to this solicitation at any time prior to its exercise at the Annual Meeting by written notice to us and, in such event, you may vote in person instead of by proxy at the Annual Meeting. To attend and vote at the Annual Meeting, you will need to present photo identification and identify yourself as a stockholder. If you are not the holder of record of your shares and they are held in "street name" through a broker, nominee or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record for you to vote at the meeting.

        The approximate date on which this Proxy Statement and accompanying proxy card are first being sent to stockholders is March 24, 2008.

        In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its corporate subsidiaries may solicit proxies by appropriate means, but will not receive additional compensation for such solicitation. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), Zenith of Nevada, Inc., Zenith Development Corp., Zenith Insurance Management Services, Inc. and ZNAT Insurance Company. The cost of this solicitation will be borne by us. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders. We have also retained Georgeson Inc. to aid in the solicitation of proxies at a cost of $10,000 plus expenses.

        Only stockholders of record at the close of business on March 17, 2008, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, there were 37,560,522 outstanding shares of our common stock, $1.00 par value per share (the "Common Stock").

        The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorum and each share of Common Stock entitles the record holder to one vote on each matter, except as set forth in the next paragraph regarding cumulative voting for directors of Zenith ("Directors").

        Cumulative Voting for Directors.    With respect to the election of Directors only, each stockholder may cumulate his or her votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his or her intention to cumulate his or her votes. If there is cumulative voting for Directors, the votes that you will be able to cast in the election of Directors will be equal to the number of shares you hold multiplied by the number of Directors to be elected. You will then be entitled to either 1) give one candidate all such votes or 2) distribute the votes among the Director-nominees. For example, if you have 1,000 shares and nine Director-nominees are standing for election, you will have 9,000 votes. You may then cast all 9,000 votes for one Director-nominee or distribute the 9,000 votes among all or any number of the Director-nominees. If there is cumulative voting for the election of Directors, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes represented by the shares covered by the proxy and to distribute the votes among the candidates in the proxy holder's discretion, except that none of your votes will be cast for any nominee as to whom you instruct that your votes be withheld. Whether there is cumulative voting or not, Directors are elected by a plurality of the votes cast.

        We have retained Computershare Trust Company, N.A. as an independent inspector of elections and vote tabulator. It will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the election of Directors and ratification of the selection of the independent registered public accounting firm. However, your broker or other nominee will not have discretionary authority to vote on any non-routine matters, such as approval of the increase in the number of shares of Common Stock available for awards under the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Restricted Stock Plan"). As a result, if you do not instruct your broker or nominee on how to vote, your broker or nominee will vote on routine matters in its discretion (which vote will be included in the determination of a quorum), but your broker or nominee will not be able to vote on non-routine matters. This failure by a broker or nominee to vote is known as a "broker non-vote" and will not be treated as a vote cast with respect to any non-routine matters.

        The Board knows of no other matter to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matter properly comes before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote proxies that they receive in accordance with his discretion. Any such other matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

For Zenith's Current and Former Employees:

        The shares on your proxy card represent all of your shares of Common Stock that the records of Zenith's transfer agent indicate that you hold of record, shares allocated to your account in Zenith's 401(k) Plan and shares allocated to your account in Zenith's Employee Stock Purchase Plan ("ESPP"). When you return the proxy card or when you vote by telephone or through the internet, you are voting all of such shares as a group.

        If you participated in Zenith's 401(k) Plan, when you return the proxy card or when you vote by telephone or through the internet, you are giving voting instructions as to the number of shares allocated to your 401(k) account as of the record date. The Charles Schwab Trust Company ("Schwab Trust"), the trustee under the plan, will vote your shares in accordance with your duly executed instructions if they are received by the time shown on the proxy card. If you do not send instructions by the deadline or if you do not vote by proxy or your proxy card is returned with unclear voting instructions, Schwab Trust will vote the number of shares allocated to your 401(k) account in the same proportion that other 401(k) plan participants vote their shares.

        If you participated in the ESPP, when you return the proxy card or when you vote by telephone or through the internet, you are giving voting instructions as to the number of shares allocated to your ESPP account as of the record date. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), which holds the ESPP shares in a broker's account for the benefit of participants in the ESPP, will vote your shares in accordance with your duly executed instructions if they are received by the time shown on the proxy card. If you do not send instructions by the deadline or if you do not vote by proxy or return your proxy card with unclear voting instructions, Merrill Lynch will not vote the shares allocated to your ESPP account.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2008

THE PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT
WWW.EDOCUMENTVIEW.COM/ZENITH

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information as of March 17, 2008 as to: (1) all persons who, to our knowledge, were the beneficial owners of more than 5% of the outstanding shares of Common Stock; (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"); (3) each of the Directors; and (4) all Executive Officers and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Gilder, Gagnon, Howe & Co. LLC(2) 1775 Broadway, 26th Floor New York, NY 10019	4,707,252	12.5%
Barclays Global Investors, NA, et. al.(3) 45 Fremont St. San Francisco, CA 94105	2,100,290	5.6%
LSV Management(4) 1 North Wacker Dr. Chicago, IL 60606	2,015,602	5.4%
Stanley R. Zax(5) 21255 Califa St. Woodland Hills, CA 91367	812,987	2.2%
Gerald Tsai, Jr.(6) The Sherry-Netherland 781 Fifth Ave., Suite 809 New York, NY 10022	56,000	*
Michael Wm. Zavis(7) 525 West Monroe St., Suite 1600 Chicago, IL 60661	20,457	*
Max M. Kampelman(8) 1001 Pennsylvania Ave. N.W. Washington, D.C. 20004	14,238	*
Alan I. Rothenberg(9) 1875 Century Park East, Suite 1450 Los Angeles, CA 90067	9,750	*
William S. Sessions(10) 2099 Pennsylvania Ave. N.W., Suite 100 Washington, D.C. 20006	8,941	*
Robert J. Miller(11) 900 South Pavilion Center Dr. Las Vegas, NV 89144	6,750	*

Leon E. Panetta(12) P.O. Box 42 Carmel Valley, CA 93924	6,750	*
Catherine B. Reynolds(13) 1676 International Drive, #501 McLean, VA 22102	6,750	*
Keith E. Trotman(14) 21255 Califa St. Woodland Hills, CA 91367	76,389	*
Jack D. Miller(15) 21255 Califa St. Woodland Hills, CA 91367	50,976	*
Robert E. Meyer(16) 21255 Califa St. Woodland Hills, CA 91367	45,943	*
Kari L. Van Gundy(17) 21255 Califa St. Woodland Hills, CA 91367	30,410	*
All Executive Officers and Directors as a group (15 persons)(18)	1,220,165	3.3%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On February 6, 2008, Amendment No. 4 to a Statement on Schedule 13G was filed with the Securities and Exchange Commission (the "Commission") by Gilder, Gagnon, Howe & Co. LLC ("Gilder Gagnon"), a Broker or Dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Information in the table and this footnote is based solely on such filing. The filing indicates that the 4,707,252 shares consist of 2,036,045 shares held in customer accounts over which the partners and/or employees of Gilder Gagnon have discretionary authority to dispose of or direct the disposition of shares, 2,636,108 shares held in accounts owned by partners of Gilder Gagnon and their families and 35,099 shares held in Gilder Gagnon's profit sharing plan account. The filing indicates that Gilder Gagnon has sole voting power over 35,099 shares, no voting power over 4,672,153 shares and shared dispositive power over all 4,707,252 shares.

(3)
On February 5, 2008, a Statement on Schedule 13G was filed with the Commission jointly by Barclays Global Investors, NA; Barclays Global Investors, Ltd; Barclays Global Investors Japan Trust and Banking Company Limited (each, a Bank as defined Section 3(a)(6) of the Exchange Act); Barclays Global Fund Advisors; Barclays Global Investors Japan Limited; Barclays Global Investors Canada Limited; Barclays Global Investors Australia Limited; and Barclays Global Investors (Deutschland) AG (each, an Investment Adviser in accordance with CFR 240.13d(b)1(ii)E). Information in the table and this footnote is based solely on such filing. The filing indicates that a total of 2,100,290 shares are held by the Reporting Persons, as shown below, and that voting power and dispositive power with respect to such shares are as follows:

Reporting Person	Shares Beneficially Owned	Sole Voting Power	Sole Dispositive Power
Barclays Global Investors, NA	756,595	630,439	756,595
Barclays Global Investors, Ltd	37,898	0	37,898
Barclays Global Investors Japan Trust and Banking Company Limited	—	—	—
Barclays Global Fund Advisors	1,305,797	997,175	1,305,797
Barclays Global Investors Japan Limited	—	—	—
Barclays Global Investors Canada Limited	—	—	—
Barclays Global Investors Australia Limited	—	—	—
Barclays Global Investors (Deutschland) AG	—	—	—

Aggregate	2,100,290	1,627,614	2,100,290
(4)
On February 12, 2008, a Statement on Schedule 13G was filed with the Commission by LSV Asset Management, an Investment Adviser in accordance with CFR 240.13d-(b)1(ii)E). Information in the table and this footnote is based solely on such filing. The filing indicates that LSV Asset Management holds sole voting power and sole dispositive power over all 2,015,602 shares.

(5)
Chief Executive Officer and Director of Zenith.

(6)
Director of Zenith. Number of shares shown includes 50,000 shares held in Mr. Tsai's Individual Retirement Plan account and 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Tsai has sole voting power, but no dispositive power.

(7)
Director of Zenith. Number of shares shown includes 7,000 shares held in an irrevocable trust on which Mr. Zavis is the beneficiary, 6,707 shares held in an irrevocable trust on which Mr. Zavis' spouse is the beneficiary, as to which shares Mr. Zavis disclaims beneficial ownership, and 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Zavis has sole voting power, but no dispositive power.

(8)
Director of Zenith. Number of shares shown includes 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Kampelman has sole voting power, but no dispositive power.

(9)
Director of Zenith. Number of shares shown includes 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Rothenberg has sole voting power, but no dispositive power.

(10)
Director of Zenith. Number of shares includes of 2,191 shares held in Mr. Sessions' Simplified Employee Pension—Individual Retirement Account and 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Session has sole voting power, but no dispositive power.

(11)
Director of Zenith. Number of shares shown includes 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(12)
Director of Zenith. Number of shares shown includes 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Panetta has sole voting power, but no dispositive power.

(13)
Director of Zenith. Number of shares shown includes 4,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mrs. Reynolds has sole voting power, but no dispositive power.

(14)
Executive Officer of Zenith. Number of shares shown includes 1,750 shares held in spouse's trust, for which Mr. Trotman is a trustee, and as to which shares he disclaims beneficial ownership, 12,639 shares allocated to Mr. Trotman's account in Zenith's 401(k) Plan as of March 17, 2008, and 34,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Trotman has sole voting power, but no dispositive power.

(15)
Executive Officer of Zenith. Number of shares shown includes 976 shares allocated to Mr. Miller's account in Zenith's 401(k) Plan as of March 17, 2008, and 37,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Miller has sole voting power, but no dispositive power.

(16)
Executive Officer of Zenith. Number of shares shown includes 970 shares allocated to Mr. Meyer's account in Zenith's 401(k) Plan as of March 17, 2008, and 32,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Mr. Meyer has sole voting power, but no dispositive power.

(17)
Executive Officer (Chief Financial Officer) of Zenith. Number of shares shown includes 640 shares allocated to Ms. Van Gundy's account in Zenith's 401(k) Plan as of March 17, 2008, and 27,500 shares of restricted stock awarded pursuant to the Restricted Stock Plan, as to which shares Ms. Van Gundy has sole voting power, but no dispositive power.

(18)
Number of shares shown includes 15,225 shares allocated to Zenith's 401(k) Plan accounts of Executive Officers as of March 17, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange (the "NYSE") and to furnish Zenith with copies of all such forms they file.

        Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2007, its Executive Officers, Directors and 10% stockholders complied with all applicable filing requirements, except that due to his broker's failure to timely inform Mr. Zavis, a Director, that (1) a purchase of 1,000 shares of Common Stock was made on August 15, 2007 on behalf of an irrevocable trust of which Mr. Zavis' wife is the beneficiary and (2) purchases totaling 1,000 shares of Common Stock were made on August 17, 2007 on behalf of an irrevocable trust of which Mr. Zavis is the beneficiary, Mr. Zavis filed a Form 4 that reported the purchases three days and one day late, respectively.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

        It is the intention of the persons named in the accompanying proxy, unless otherwise specifically instructed by the person giving the proxy, to vote each proxy received by them for the election of the nominees listed in the table below as Directors. If there is cumulative voting in the election of Directors, as set forth in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above, such persons may distribute the votes represented by each proxy among such nominees in such proportion as determined in their discretion, unless the person giving the proxy specifically instructed otherwise.

        All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the discretion of the person or persons voting them.

        A Director serves until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.

        The Nominating and Corporate Governance Committee of the Board recommended the nominees for Director listed below to the Board, which then designated them as nominees for Director. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices held with Zenith	Principal Occupations and Employment During Past Five Years	Also serves as a Director of the following Public Companies
Max M. Kampelman	87	February 1989	Director of Zenith and Zenith Insurance; and Chairman of Nominating/ Governance Committee	Attorney; Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson LLP; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union, January 1985 to January 1989	None
Robert J. Miller	62	February 1999	Director of Zenith and Zenith Insurance; Member of Compensation Committee; and Member of Nominating/Governance Committee	Attorney; Principal, Dutko Worldwide since July 2005; Senior Partner, Jones Vargas, January 1999 to July 2005; Governor of Nevada for the ten years prior to January 1999	International Game Technology; Newmont Mining Corporation; Wynn Resorts, Limited
Leon E. Panetta	69	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee; and Member of Nominating/ Governance Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	None

Catherine B. Reynolds	50	May 2004	Director of Zenith and Zenith Insurance; and Member of Audit Committee
				Chairman and CEO, The Catherine B. Reynolds Foundation since 2000; Chairman and CEO, EduCap Inc. for more than the past five years; Founder of Servus Financial Corporation (of which she was Chairman for more than five years prior to its sale in 2000)	CoStar Group, Inc.
Alan I. Rothenberg	68	September 2002	Director of Zenith and Zenith Insurance; and Member of Compensation Committee
				Attorney; Chairman and CEO, 1st Century Bancshares, Inc.; Chairman (since 2002) and CEO (2006 to January 2008), 1st Century Bank, N.A.; Chairman, Premier Partnerships since 2003; Partner, Latham & Watkins LLP, 1990 to 2000; Founder and Managing Partner, Manatt, Phelps, Rothenberg & Phillips, 1968 to 1990; President, United States Soccer Federation, 1990 to 1998; Chairman and CEO, 1994 World Cup and 1999 FIFA Women's World Cup; Founder and Board Member, Major League Soccer since 1993.	California Pizza Kitchens, Inc.; 1st Century Bancshares, Inc.
William S. Sessions	77	September 1993	Director of Zenith and Zenith Insurance; and Member of Nominating/ Governance Committee
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C., March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation, 1987 to 1993; U.S. District Court Judge, 1974 to 1987	None
Gerald Tsai, Jr.	79	December 1991	Director of Zenith and Zenith Insurance; Chairman of Compensation Committee; and Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and CEO of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Apollo Investment Corporation; Triarc Companies, Inc.; United Rentals, Inc.
Michael Wm. Zavis	70	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; and Member of Compensation Committee	Attorney; Retired Founding Partner since March 2001, and for more than five years prior thereto, Co-Managing Partner, Katten Muchin Rosenman LLP	None
Stanley R. Zax	70	July 1977	Chairman of the Board and President of Zenith and Chairman of the Board of Zenith Insurance for more than the past thirty years; President of Zenith Insurance, 1978 to 2005.		None

        The election of Directors will be decided by the affirmative votes of a plurality of all votes cast at the Annual Meeting. (See also the discussion on cumulative voting in the paragraph entitled "Cumulative Voting for Directors" under "Voting" above.)

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE GUIDELINES

        The Corporate Governance Guidelines of Zenith were last revised and readopted by the Board on December 6, 2007. A copy of the current Guidelines is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        The following summarizes certain important facts about the Board and its functioning.

Size of Board	9
Average Age of Directors	70
Number of Independent Directors	8
Lead Independent Director	Yes
Independent Audit Committee	Yes
Independent Compensation Committee	Yes
Number of Board Meetings held each Year	4
Corporate Governance Guidelines approved by the Board	Yes
Outside Independent Directors meet without management	Yes
Annual Board Self-Evaluation	Yes
Annual Review of Independence of Board Members	Yes
Charters for Audit, Compensation, and Nominating and Corporate Governance Committees	Yes
Annual Equity Grant to Non-employee Directors	Yes
Corporate Compliance Program	Yes
Disclosure Committee for Financial Reporting	Yes
Code of Ethics	Yes
Related Person Transactions Policy	Yes
Stock Ownership Guidelines for Directors	Yes

BOARD MEETINGS

        The Board communicated frequently during the year ended December 31, 2007 and held four meetings. Zenith's Board has three standing committees of its members: a Compensation Committee, a Nominating and Corporate Governance Committee and an Audit Committee. In 2007, each Director attended at least seventy-five percent of the meetings of the Board and of any committees thereof on which such Director served.

INDEPENDENCE OF DIRECTORS

        The Board is composed entirely of independent Directors, except for Mr. Zax, who serves as Chairman of the Board and President of Zenith (and in this capacity is the Chief Executive Officer of Zenith), and is an employee of Zenith Insurance, a wholly-owned subsidiary of Zenith.

        The Board has established certain guidelines that conform to the NYSE listing standards and other applicable laws, rules and regulations to assist it in determining independence. Employing these guidelines, the Board makes an annual determination as to the independence of each incumbent Director. In addition, upon the election or appointment of a new Director, the Board also makes a determination of such Director's independence at that time.

        In determining independence, the Board evaluates whether Directors have any material relationships with Zenith and considers all relevant facts and circumstances. In making an independence determination, the Board will consider the facts and circumstances not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director is affiliated.

        The Board has established that charitable donations and political contributions by Zenith to an entity or organization with which a Director or his or her immediate family member is associated shall not be considered material and shall not affect a Director's independence if the donations or contributions meet either of the following exceptions:

  •
  The donations are made to a not-for-profit or charitable organization and during the past three calendar years, Zenith's donations to such organization in any calendar year did not exceed $100,000; or

  •
  The contributions are made for the purpose of influencing or attempting to influence the election of a federal, state or local candidate for political office or the passage of a ballot initiative and are made to a committee registered under applicable campaign finance laws and regulations and during the past three calendar years, Zenith's contributions to such committee in any calendar year did not exceed $50,000.

        Based on the applicable standards and the exceptions set forth above (which are contained in Zenith's Corporate Governance Guidelines posted on Zenith's website, www.thezenith.com), each of the Directors other than Mr. Zax was determined to be independent. This determination was made on a number of factors, including that none of these independent Directors:

  •
  Is an officer or employee of Zenith or its subsidiaries;

  •
  Has an immediate family member who is an employee or officer of Zenith or its subsidiaries, or has any current or past material relationship with Zenith;

  •
  Has worked for, been retained by, or received anything of substantial value from Zenith aside from director compensation;

  •
  Is, or ever was, employed by Zenith's independent auditors; or

  •
  Is an executive of any entity from which Zenith purchases goods or services.

        No Executive Officer of Zenith serves on the Compensation Committee or on the board of directors of a company that employs a Director or his or her immediate family member.

LEAD INDEPENDENT DIRECTOR

        In 2005, the Board designated Mr. Zavis as Lead Independent Director with responsibility for presiding at the executive sessions of the Board, communicating to the Chairman of the Board such matters arising out of the executive sessions as the Directors may desire to be communicated to him, and undertaking such further duties as may be determined by Mr. Zavis, the Chairman of the Board and the Board.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

        The Board meets regularly every quarter in an executive session of non-management Directors presided over by the Lead Independent Director. No member of management participates in these sessions of non-management Directors. Because all non-management Directors are also independent, no similar executive sessions of only independent Directors are necessary.

COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management Directors as a group), the Lead Independent Director, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual Director or any group or committee of Directors, written correspondence should be addressed to the Board or any such individual Director or group or committee of Directors by either name or title. All such correspondence should be sent in care of the following: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        All communications received pursuant to the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of further processing in accordance with the process established by the Board. Unless the communication is bulk mail, sales/marketing material, an employment inquiry or clearly misdirected, a copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the addressee. In the case of communications to the Board or any group or committee of Directors, the Corporate Secretary will make sufficient copies of the contents to send to each Director who is a member of the group or committee to which the envelope is addressed.

        In addition, the Audit Committee has established a toll free telephone number for Zenith's employees to register anonymous complaints or concerns regarding accounting, internal accounting controls or auditing matters. Messages left at this telephone number, which is operated by a third party, are transcribed and forwarded to the Corporate Compliance Officer and to the Chairman of the Audit Committee. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received in this manner as well as those directed in care of the Corporate Secretary.

ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS

        The Board has established a policy that invites and encourages Directors to attend the Annual Meeting of Stockholders. All nine of the then incumbent Directors were in attendance at the last Annual Meeting of Stockholders held on May 24, 2007.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS

        During 2007, the Board adopted voluntary minimum levels of ownership of Common Stock for Directors (including the Chairman of the Board/Chief Executive Officer) as follows:

Market Value of Zenith Common Stock
Directors	3 × Annual Base Fee for Board Service
Chairman/CEO	3 × Annual Base Salary

        In addition, until a given Director has attained this minimum level of ownership, he or she is to retain at least 25% of his or her restricted stock upon vesting. Existing Directors are to endeavor to meet these guidelines by September 1, 2012 and new Directors are to endeavor to meet these guidelines within five years of the date he or she becomes a Director.

COMPENSATION COMMITTEE

        The Compensation Committee consists of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis. This committee discharges the Board's responsibilities relating to compensation, including: (1) establishing, implementing and reviewing policies relating to, and the goals and objectives of, compensation plans and practices for Zenith's Executive Officers; (2) evaluating the performance of Zenith's Executive Officers in light of established compensation goals and practices and setting appropriate compensation levels based on this evaluation; (3) providing for the administration of Executive Officer compensation plans and practices (and discharging any duties or responsibilities imposed on the Compensation Committee thereby); (4) reviewing Zenith's general compensation, equity compensation, and incentive compensation plans and their goals and objectives; (5) amending Zenith's general compensation, equity compensation and incentive compensation plans; (6) performing any duties assigned to the Compensation Committee under Zenith's general compensation, equity compensation and incentive compensation plans; (7) evaluating compensation levels for non-employee members of the Board; (8) reviewing and discussing with management Zenith's Compensation Discussion and Analysis for inclusion in Zenith's proxy statement; and (9) preparing the Compensation Committee Report as required by the rules of the Commission. As part of its duties, the Compensation Committee administers the Executive Officer Bonus Plan, a performance-based compensation plan approved by stockholders, and the Restricted Stock Plan. The Compensation Committee held four meetings in 2007. The Compensation Committee has not delegated any of its authority to others.

        The Charter for the Compensation Committee was last revised and readopted by the Board on December 6, 2007. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Compensation Committee is a "non-employee director" as defined under Rule 16b-3 of the Exchange Act and is also an "outside" director as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as being an independent director under the NYSE listing standards and other applicable laws, rules and regulations.

Compensation Committee Process and Procedures

        The Compensation Committee determines the compensation (specifically, fees and awards of restricted stock) to be paid to non-employee Directors for service on the Board, on Board committees and as committee chairs. In most instances, the Compensation Committee receives suggestions on the level of compensation for non-employee Directors from Mr. Zax, the Chief Executive Officer, or from other members of the Board. These suggestions are then considered by the Compensation Committee as part of establishing any changes to the compensation for non-employee Directors.

        In establishing the compensation for Zenith's Executive Officers, other than Mr. Zax (who is the Chief Executive Officer), the Compensation Committee receives and considers recommendations from Mr. Zax, together with an explanation of his recommendations. The Compensation Committee evaluates Mr. Zax's recommendations in light of Zenith's performance and its goals, as well as the Executive Officer's performance, and either accepts, modifies or rejects Mr. Zax's recommendations. In establishing the compensation for Mr. Zax, the Compensation Committee usually meets with Mr. Zax and discusses his performance, as reflected in Zenith's performance, stockholder value, significant undertakings (such as acquisitions or changes in capitalization), posture in the industry and positioning for the future. Mr. Zax's compensation is evaluated based on the foregoing, after which the Compensation Committee arrives at an appropriate level of compensation for him. (See "Compensation Discussion and Analysis for 2007" in this Proxy Statement for more detail.)

        In establishing the compensation for non-employee Directors, the Compensation Committee usually relies on the experience and knowledge of its members and may consider surveys or studies. It does not engage the services of any compensation consultants. Similarly, in determining the appropriate level of compensation for Mr. Zax and the other Executive Officers, the Compensation Committee does not utilize benchmarking or surveys or the services of compensation consultants, but relies on the experience and knowledge of its members. The Compensation Committee consists of four members. Three are attorneys, one of whom served as Governor of Nevada, another was a founding partner of a national business law firm and the third was a senior partner in a major firm, as well as being involved in a number of business and sports-related ventures. The fourth member is currently a private investor and has been involved in the financial, transportation and insurance industries for a number of years, including service as a chief executive officer and chairman of the board. Further, with respect to any action for which the Compensation Committee is granted authority to take, the Compensation Committee may, in its discretion, elect to recommend action to the Board, rather than take action itself, to the extent permitted by applicable law or stock exchange regulations.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

        The Nominating and Corporate Governance Committee (the "Nominating/Governance Committee") consists of Messrs. Kampelman (Chairman), Miller, Panetta and Sessions. The primary purpose of this committee is to assist the Board in identifying, and recommending to the Board for nomination, qualified individuals to serve as members of the Board and committees of the Board. The committee is also responsible for: (1) developing and recommending to the Board a set of corporate governance principles applicable to Zenith; (2) reviewing those principles adopted by the Board at least annually to assure that they are appropriate for Zenith and consistent with applicable laws, rules and regulations; and (3) overseeing the evaluation of the Board as a whole and the management of Zenith, including the Chief Executive Officer of Zenith. The Nominating/Governance Committee held four meetings in 2007.

        The Charter for the Nominating/Governance Committee was last revised and readopted by the Board on February 10, 2005. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Nominating/Governance Committee is an independent director under the NYSE listing standards and other applicable laws, rules and regulations.

Identifying and Evaluating Director-Nominees

        From time to time, candidates for membership on the Board may be suggested to the Nominating/Governance Committee. The suggestions may be from members of the Board, Zenith's management, Zenith's stockholders or other sources (a "Sponsor") and may be either unsolicited or in response to requests from the Nominating/Governance Committee for such candidates. The committee may also, from time to time, if deemed necessary, retain firms that specialize in identifying director candidates.

        It is the policy of the Nominating/Corporate Governance Committee that the same criteria for a candidate's membership on the Board be applied irrespective of his or her Sponsor, except that in considering candidates recommended by stockholders, the committee may take into account the number of shares owned by the recommending stockholder and the length of time of ownership.

        The Nominating/Governance Committee has established polices and procedures for a stockholder to suggest a candidate to the committee and for such candidate's evaluation by the committee. To suggest a candidate to the committee, a stockholder must submit the recommendation in writing and must include the following information:

  •
  The name of the stockholder and evidence of his or her ownership of Common Stock, including the number of shares owned and the length of time of ownership; and

  •
  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Director and the candidate's consent to be named as a Director if selected by the committee and nominated by the Board.

        The stockholder recommendation and information described above must be sent to the Chairman of the Nominating/Governance Committee in care of: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367. The committee will accept recommendations of candidates throughout the year. In order to be considered for nomination to stand for election at an upcoming Annual Meeting of Stockholders, such recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of Zenith's most recent Annual Meeting of Stockholders.

        Upon receipt of a recommendation of a candidate for membership on the Board from a Sponsor, the Nominating/Governance Committee will evaluate the candidate by taking into consideration the needs of the Board and the qualifications of the candidate.

        The Nominating/Governance Committee believes that the minimum qualifications for service as a Director are that a nominee possesses an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board's oversight of the business and affairs of Zenith and an impeccable reputation of integrity and competence in his or her personal and professional activities. The committee's evaluation of potential candidates is consistent with the Board's criteria for selecting new Directors. Such criteria include the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board's ability to manage and direct the business and affairs of Zenith, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or NYSE listing requirements.

        In making a determination as to the suitability of a candidate, the Nominating/Governance Committee will first assess the composition and needs of the Board at that time. If the Sponsor is a stockholder, the committee may consider the number of shares of Common Stock owned by the Sponsor and the length of time of ownership. The committee will review and discuss the reasons given by the Sponsor as to the suitability of the candidate. If deemed necessary, the committee will obtain and review publicly available information regarding the candidate and will contact and discuss with the Sponsor the suitability of the candidate. If, at this point, the committee determines that a person warrants further consideration, it will contact the person to ascertain his or her interest in membership on the Board and, if interested, obtain from him or her further information. If deemed necessary, the committee will conduct one or more interviews with the candidate, as well as contacting one or more references provided by the candidate or contacting other members of the business community or others who may have greater first-hand knowledge of the candidate's accomplishments. If deemed necessary, the committee will form a conclusion and recommendation to the Board regarding the candidate's membership on the Board.

AUDIT COMMITTEE

        The Audit Committee consists of Messrs. Zavis (Chairman), Panetta and Tsai and Mrs. Reynolds. The primary purpose of this committee is to assist the Board's oversight of: (1) the integrity of Zenith's financial statements; (2) Zenith's compliance with legal and regulatory requirements; (3) the qualifications and independence of Zenith's independent auditors; and (4) the performance of Zenith's independent auditors and Zenith's internal audit function. The Audit Committee is directly responsible, in its sole discretion, for the selection, evaluation and compensation of Zenith's independent auditors. In connection with the oversight of the integrity of Zenith's financial statements, among other responsibilities, the Audit Committee: (i) reviews with management and the independent auditors and, if appropriate, the director of Zenith's internal audit department, Zenith's audited annual financial statements and quarterly financial statements including reviewing Zenith's specific disclosures under "Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations," Zenith's critical and other accounting policies, and any major financial reporting issues that have arisen in connection with the preparation of the financial statements; (ii) attempts to resolve all disagreements between Zenith's independent auditors and management regarding financial reporting; (iii) reviews on a regular basis any problems or difficulties encountered by the independent auditors in the course of any audit work; and (iv) regularly reviews the adequacy and effectiveness of Zenith's internal control policies, including the responsibilities, budget and staffing of Zenith's internal audit function. During 2007, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent auditors, including at seven meetings.

        The Charter for the Audit Committee was last revised and readopted by the Board on December 7, 2006. A copy of the current Charter is posted on Zenith's website, www.thezenith.com, and is available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

        Each member of the Audit Committee is an independent director under the NYSE listing standards and other applicable laws, rules and regulations.

        All members of the Audit Committee are financially literate. Mrs. Reynolds and Mr. Tsai each has accounting or related financial management expertise. The Board has previously determined that at least one of the members of the Audit Committee is an audit committee financial expert and Mr. Tsai, an independent director, has previously been so identified. On February 21, 2008, the Board reaffirmed its identification of Mr. Tsai as an audit committee financial expert.

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statement for the year ended December 31, 2007 with Zenith's management.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communications with Audit Committees, as currently in effect.

        The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent auditors, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

        Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2007 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

                            Michael Wm. Zavis, Chairman
                            Leon E. Panetta
                            Catherine B. Reynolds
                            Gerald Tsai, Jr.

DIRECTOR COMPENSATION

        During 2007, Zenith paid each Director (other than Mr. Zax, who received no additional compensation for serving as a Director) an annual cash fee of $75,000 for serving as a member of the Board. Each Director who served on a committee of the Board, other than the Audit Committee, received an additional annual cash fee of $31,250 for each committee on which he or she served. For each Director serving on the Audit Committee, the additional annual cash fee was $33,750, except for the Chairman of the Audit Committee, for whom the additional annual cash fee was $41,250. Effective January 1, 2008, the annual cash fee for serving as a member of the Board was increased to $90,000 and the fee for serving on each committee (including the Audit Committee) was increased to $40,000, except for the fee for serving as the Chairman of the Audit Committee, which was increased to $50,000.

        The last increase in Director fees before these changes in 2008 was in 2005.

        A non-employee Director may elect to defer all or a portion of his or her future cash compensation pursuant to the 2003 Non-Employee Director Deferred Compensation Plan (the "Deferred Compensation

Plan") by completing and returning a deferred compensation agreement to Zenith prior to December 31 of the year preceding the year in which the deferral is to be made. The Director may defer all or a portion of his or her director compensation into a deferred cash account, a stock unit account, or a combination thereof. Amounts in the deferred cash account will be credited with interest at the prime rate. Amounts in the stock unit account are represented by stock units, which will fluctuate in value in accordance with the Common Stock. The stock unit account will also be credited with additional units with respect to dividends that would have been paid if the stock units were actual shares of Common Stock. The number of stock units credited to the stock unit account with respect to deferred compensation or dividends will be determined by dividing the dollar amount of the compensation deferred, or the dividends deemed received, by the NYSE closing price per share of Common Stock on the last trading day preceding the day the deferred compensation is payable or dividend is declared. Deferral accounts are fully vested at all times but are unfunded. All deferral elections remain in effect until changed by the Director. Subject to compliance with Section 409A of the Code, distributions under the Deferred Compensation Plan will generally commence after a participant ceases to be a non-employee Director of Zenith and are payable in cash and may be made in a lump sum or in annual installments over five or ten years as elected by the participant. Participants may also elect an early benefit distribution date as to all or a portion of accumulated benefits, which may commence no earlier than 24 months after Zenith receives the participant's deferral election.

        Under the compensation arrangement in effect in 2007 for non-employee Directors, in addition to cash compensation, 2,250 shares of restricted stock were awarded annually upon a Director's election at the Annual Meeting of Stockholders. The award is made under the Restricted Stock Plan and vests at the rate of 750 shares per year over three years, provided the recipient is serving as a Director on the applicable vesting date. See page 36 of this Proxy Statement for a description of the Restricted Stock Plan. (If a Director is appointed on a date other than an Annual Meeting of Stockholders, the number of shares of restricted stock granted at the time of such appointment will be adjusted proportionately downward in order to reflect the period of time from such appointment to the next Annual Meeting of Stockholders, at which time the annual 2,250 shares will be granted.) Effective 2008, the number of shares of restricted stock to be awarded annually to a Director was increased to 2,500 and will vest 833 shares on each of the first two anniversaries of the award date and 834 shares on the third anniversary of the award date, provided the recipient is serving as a Director on the applicable vesting date.

        Directors are also reimbursed for all out of pocket expenses incurred in connection with their service on the Board or its committees.

2007 DIRECTOR COMPENSATION TABLE

        The following table sets forth the compensation received by all Directors in 2007 for service on the Board or its committees, other than Mr. Zax, who does not receive any additional compensation for serving as a Director. The total compensation does not include any reimbursements for out-of-pocket expenses incurred by Directors in connection with their service on the Board or its committees.

Director	Fees Earned or Paid in Cash(1)		Stock Awards(2)	All Other Compensation(2)	Total
Max M. Kampelman	$106,250		$93,066	$4,500	$203,816
Robert J. Miller	137,500		93,066	4,500	235,066
Leon E. Panetta	140,000		93,066	4,500	237,566
Catherine B. Reynolds	108,750		93,066	4,500	206,316
Alan I. Rothenberg	106,250	(3)	93,066	4,500	203,816
William S. Sessions	106,250		93,066	4,500	203,816
Gerald Tsai, Jr.	140,000		93,066	4,500	237,566
Michael Wm. Zavis	147,500		93,066	4,500	245,066

(1)
The fees earned by or paid in cash to the Directors in 2007 were for service on the Board and committees as follows:

Director	Board	Audit Committee	Compensation Committee	Nominating/ Governance Committee	Total
Max M. Kampelman	$75,000	—	—	$31,250	$106,250
Robert J. Miller	75,000	—	$31,250	31,250	137,500
Leon E. Panetta	75,000	$33,750	—	31,250	140,000
Catherine B. Reynolds	75,000	33,750	—	—	108,750
Alan I. Rothenberg	75,000	—	31,250	—	106,250
William S. Sessions	75,000	—	—	31,250	106,250
Gerald Tsai, Jr.	75,000	33,750	31,250	—	140,000
Michael Wm. Zavis	75,000	41,250	31,250	—	147,500

  Effective January 1, 2008, these fees were increased as discussed on page 17 of this Proxy Statement.

(2)
Certain awards of shares of restricted stock were made in 2007 and previous years under the Restricted Stock Plan. The amounts shown under the Stock Awards column consist of the compensation costs of these awards of restricted stock that were recognized in 2007 by Zenith pursuant to Statement of Financial Accounting Standards No. 123(R), "Share-Based Payments" ("FAS 123R").

  The compensation costs of restricted stock awards recognizable in any single year is established as follows: A fair value is determined for each award under FAS 123R based on the NYSE closing price per share of Common Stock on the date the award is granted since such closing price represents an "observable market price of identical or similar equity instruments in active markets." A portion of that fair value is recognized as compensation cost each year until the award vests or is forfeited.

  (Assumed forfeiture rates are not factored into the annual compensation costs.) In determining the amount of the costs of prior awards that are to be recognized in 2007, the "modified prospective transition method" permitted by FAS 123R was used. Under FAS 123R, the value of future dividends is assumed to be reflected in the closing price per share of Common Stock, and, consequently, in the fair value of each award. Therefore, dividends paid on restricted stock are not shown separately in the table. (See page 36 of this Proxy Statement for a description of the Restricted Stock Plan.) However, this assumption that the value of future dividends is reflected in the closing price per share of Common Stock and the fair value of each award was made only with respect to regular quarterly dividends declared and paid by Zenith. That assumption was not made with respect to the extra dividend of $1 per share that was declared and paid in December 2007 on all outstanding shares of Common Stock. Consequently, $4,500 is shown for each Director under the All Other Compensation column for the extra dividend of $1 per share that each Director received on his or her unvested restricted stock.

  Awards of 2,250 shares of restricted stock were made on May 24, 2007 to each non-employee Director upon election at the 2007 Annual Meeting of Stockholders. Since the closing price per share of Common Stock represents an "observable market price of identical or similar equity instruments in active markets" under FAS 123R, the fair values of the awards based on the NYSE closing price of $48.31 per share of Common Stock on May 24, 2007 were:

Director	Number of Shares Awarded	Grant Date Fair Value
Max M. Kampelman	2,250	$108,698
Robert J. Miller	2,250	108,698
Leon E. Panetta	2,250	108,698
Catherine B. Reynolds	2,250	108,698
Alan I. Rothenberg	2,250	108,698
William S. Sessions	2,250	108,698
Gerald Tsai, Jr.	2,250	108,698
Michael Wm. Zavis	2,250	108,698

  Effective 2008, the number of shares of restricted stock to be awarded annually to a Director was increased to 2,500.

  Value of Unvested Restricted Stock at Year-End

  As of December 31, 2007, the non-employee Directors' aggregate unvested restricted Common Stock holdings and their values (based on the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007) were:

Director	Number of Shares That Have Not Vested	Market Value of Shares That Have Not Vested
Max M. Kampelman	4,500	$201,285
Robert J. Miller	4,500	201,285
Leon E. Panetta	4,500	201,285
Catherine B. Reynolds	4,500	201,285
Alan I. Rothenberg	4,500	201,285
William S. Sessions	4,500	201,285
Gerald Tsai, Jr.	4,500	201,285
Michael Wm. Zavis	4,500	201,285
(3)
Mr. Rothenberg is currently the only Director participating in the Deferred Compensation Plan (as described on page 17 of this Proxy Statement) and in 2007 his entire director fees earned of $106,250 were deferred into 2,284 stock units under this plan.

  As of December 31, 2006, Mr. Rothenberg's stock unit account under this plan consisted of 8,846 units, valued at $414,966 based on the NYSE closing price of $46.91 per share of common Stock on such date. As of December 31, 2007, Mr. Rothenberg's stock unit account consisted of 11,794 stock units, valued at $527,546, based on the NYSE closing price of $44.73 per share of Common Stock on such date. The $112,580 increase in value of Mr. Rothenberg's account during 2007 consisted of the following:

$106,250	Deferred director cash fee
29,206	Dividend equivalents
(22,876)	Change due to market value decrease

$112,580

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
FOR 2007

Introduction

        Total executive compensation is designed to attract and retain our Executive Officers, as well as reward them for above average performance over a sustained period of time. The guiding philosophies for the design of our Executive Officer compensation are to be fair, simple and transparent, easily quantifiable and related to the performance of Zenith. Total Executive Officer compensation includes base salary, cash bonuses, restricted stock awards and certain perquisites, which are discussed below under "Elements of Executive Officer Compensation." It is our belief that if our Executive Officers have substantial long-term incentives and are partners with our stockholders, the rewards to all will be maximized. We initially set out these general objectives for Executive Officer compensation thirty years ago and the objectives continue to withstand the test of time.

        Our Executive Officers also receive certain other benefits which are available to all other full-time Zenith employees, including group health insurance, group life insurance, 401(k) plan benefits, paid vacation and employee stock purchase plan benefits. In addition, commencing in 2008, Executive Officers, other than Mr. Zax, will be eligible, along with all other senior officers of Zenith and its subsidiaries, to an enhanced life insurance program. (See page 27 of this Proxy Statement for a description of the enhanced life insurance program.)

        Refer to the discussion under "Compensation Committee" starting on page 13 of this Proxy Statement for a general description of the Compensation Committee and its membership and activities in 2007. In establishing the appropriate level of compensation for our Executive Officers, the Compensation Committee relies on the experience and knowledge of its members, as well as input from the Chief Executive Officer for all Executive Officers other than himself. Zenith does not utilize benchmarking, surveys, the services of outside compensation consultants or tally sheets in making its compensation decisions.

        The following provides details on (1) the objectives of Zenith's compensation program, (2) what the program is designed to reward, (3) the specific elements of compensation, (4) why Zenith has chosen to pay each element, (5) how Zenith determines amounts to be allocated to each element and (6) how these elements fit within, and are consistent with, Zenith's overall compensation objectives.

Objective and Design of Zenith's Executive Compensation

        We believe our Executive Officers are critical to continuing our long history of success as a specialist workers' compensation insurance company with a quality service strategy. We therefore attempt to primarily align compensatory rewards of our Executive Officers with the success of Zenith's workers' compensation business operations over a sustained period of time. Executive Officers receive compensatory rewards above their existing base salary when Zenith has successful performance relative to the workers' compensation industry and the amount of the rewards to a given Executive Officer takes into consideration the Executive Officer's contribution to the successful performance of Zenith. We evaluate Zenith's performance by its overall profitability, long-term accumulation of consolidated stockholders'

equity, workers' compensation combined ratio as compared to the combined ratio of the industry and the performance of its investment portfolio, including realized gains and losses.

        In determining each Executive Officer's contribution to the success of Zenith, we not only consider the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability or otherwise performs his or her operational or administrative duties, but also the manner in which the Executive Officer performs in Zenith's environment, which cultivates an entrepreneurial spirit, innovation, efficiency, compliance with ethical operating standards, customer service, teamwork, an understanding and use of technology and a commitment to education.

        Zenith believes an entrepreneurial spirit fosters above-average results, promotes sound execution of good business fundamentals and helps maintain a pool of talented employees. Compliance with strong ethical operating standards is essential to assure a disciplined business approach and to preserve Zenith's reputation. An orientation towards customer service promotes Zenith's focused workers' compensation strategy. Adherence to teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to continually improve the delivery of quality services in a disciplined and efficient manner. A commitment to education means a dedication to lifelong learning and training for oneself, developing future leaders of Zenith and creating conditions so that the workforce is similarly dedicated. This dedication is critical to Zenith's ability to address changes in market conditions and to use such changes to its competitive advantage. In such an environment, proactive approaches that are innovative, yet controlled and well considered, are strongly encouraged and rewarded. On the operational side, activities that demonstrate an opportunistic outlook, anticipate changing business conditions and take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

        We believe Zenith benefits when its Executive Officers have a long-term commitment to Zenith coupled with the expectation to consistently deliver superior leadership and performance over time. As a result, we granted restricted stock to our Executive Officers (other than to Mr. Zax as described below) and have employment agreements with all Executive Officers other than Keith E. Trotman. Mr. Trotman had been employed by Zenith for more than 16 years prior to being named an Executive Officer in 2005; therefore, an employment agreement was not considered necessary to ensure his long-term commitment to Zenith. All employment agreements (other than the employment agreement for Mr. Zax, our Chief Executive Officer) have similar terms and conditions. These agreements define the specific elements of compensation provided to the Executive Officers (which are also provided to Mr. Trotman), and also contain provisions providing for the payment of post-termination benefits as described in more detail below. Mr. Zax's employment agreement expires on December 31, 2009 and the agreements of all other Executive Officers expire on October 31, 2009.

        Mr. Zax has the same compensation elements as the other Executive Officers, except for restricted stock (which he has not been granted due to his existing significant personal ownership interest in Zenith). In addition, Mr. Zax is provided with certain perquisites pursuant to his employment agreement initially entered into in 1981, as amended from time to time thereafter.

Elements of Executive Officer Compensation

        Within the context of these overarching principles, Executive Officer compensation includes the following elements, which apply generally to all Executive Officers (other than restricted stock awards which are not used as part of Mr. Zax's compensation and additional elements identified separately which apply solely to Mr. Zax):

  •
  Base Salary—Base salary is determined separately for each Executive Officer and is initially determined based on a number of factors including the executive's position and scope of responsibilities; the educational background, experience and expertise of the individual; and our ability to attract the individual to Zenith, which takes into account compensation received by the individual prior to joining Zenith. We also consider the total compensation offered to each Executive Officer at the time of hire in determining the initial base salary. The base salary may be increased for an Executive Officer based on the individual's performance and contributions to the success of Zenith. The employment agreements provide that base salaries may not be decreased. Base salary is paid in cash in 24 equal installments each year.

    Increases to the level of an Executive Officer's base salary are generally based on a combination of (1) the performance of Zenith, (2) the performance of the business segment, if any, to which the Executive Officer is principally assigned, (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer and (4) the length of time since the last increase in base salary for the Executive Officer. These factors do not translate mechanically into compensation levels and compensation is not based on any formulaic weighting. Each Executive Officer's performance and compensation, including base salary, are reviewed by the Compensation Committee each December, as well as other times determined to be appropriate by the Compensation Committee. Mr. Zax provides input to the Compensation Committee on the amount and timing of base salary increases for Executive Officers, except for himself, based on the performance criteria detailed above, and subject to the discretionary approval of or modification by the Compensation Committee. Base salary increases for Mr. Zax are determined and approved by the Compensation Committee based on the overall performance of Zenith, including the performance of the investment portfolio and increases in stockholder value attributable to his efforts. In making compensation decisions, the Compensation Committee members have the further benefits of interacting with the Executive Officers frequently with the opportunity to continually evaluate them, as well as having been on the Board for an extended period of time and gaining familiarity with Zenith's operations and executives. (The length of service as a Zenith director for members of the Compensation Committee range from about six years to about seventeen years.)

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  Annual Cash and Stock Bonus Awards—The Compensation Committee has full discretion to award both cash bonuses and shares of restricted stock to reward our Executive Officers for successful performance consistent with the compensation objectives described above. In making these annual bonus award determinations, the Compensation Committee considers input from Mr. Zax regarding the amount of annual bonus awards (other than his own) based on his discretionary judgment of the annual performance and contribution of each Executive Officer using the factors outlined and described under "Objective and Design of Zenith's Executive Compensation" above, as well as the Executive Officer's tenure with Zenith and other factors. These annual bonus awards are made through cash bonuses and through grants of restricted stock. Although ordinarily cash bonuses are paid under the Bonus Plan, the Compensation Committee also retains the ability to award discretionary cash bonuses outside of the plan. In determining the total annual bonus amount for each Executive Officer, the Compensation Committee considers the Executive Officer's total compensation.

    As for Mr. Zax, his annual bonus award (and the components thereof) are determined by the Compensation Committee at its sole discretion, based on its discretionary judgment of the performance and contributions of Mr. Zax using the factors outlined and described under "Objective and Design of Zenith's Executive Compensation" above and other factors it deems relevant, such as those described under the description of the awarding of the 2007 bonus.

    The following sets forth a description of each of these components of annual bonus awards.

    Executive Officer Bonus Plan—The Executive Officer Bonus Plan ("Bonus Plan") was initially approved by Stockholders in 1994 and amended and restated by Stockholders in 2003. It is described in detail on page 35 of this Proxy Statement and is designed and administered to provide an annual reward for Executive Officers when (1) Zenith achieves an underwriting profit measured by Zenith's workers' compensation combined ratio of under 100% and (2) Zenith's combined ratio is better than the workers' compensation industry by certain increments. By providing this potential annual reward, Zenith believes it provides a compelling incentive to Executive Officers to achieve underwriting profits in excess of these objective performance goals. Zenith's underwriting performance determines the maximum level of bonuses Executive Officers are eligible to receive under the Bonus Plan.

    Within the maximum levels of bonuses established when the performance goals are met, the Compensation Committee retains "negative discretion" in awarding lower payouts under the Bonus Plan. By setting a maximum bonus amount, which can then be reduced, the Bonus Plan complies with Section 162(m) of the Code, so that Zenith preserves its tax deduction for compensation paid under the Bonus Plan, as described under "Tax and Accounting Policies" below. Historically, although there is a performance target that establishes compensation under the Bonus Plan, the use of negative discretion typically results in awards of compensation as if the Bonus Plan were a discretionary plan.

    Discretionary Cash Bonuses—As noted above, the Compensation Committee also retains the ability to award cash bonuses separate and outside of the Bonus Plan at its sole discretion, taking into account the factors used to determine base salary and such other factors it deems to be appropriate.

    Restricted Stock Awards—Restricted stock awards granted under the Restricted Stock Plan provide Executive Officers with equity-based incentives that are tied to Zenith's long-term stock price performance and also encourage Executive Officers to increase their ownership in Zenith. Restricted stock is awarded and issued at the sole discretion of the Compensation Committee to recognize an Executive Officer's contribution to the success of Zenith and to reinforce the Executive Officer's long-term commitment to this success, consistent with our long-term view of the business. Under the Restricted Stock Plan, stock awarded to Executive Officers vests over a four-year period, with 50% of the stock vesting two years after the grant date and the remaining 50% of the stock vesting four years after the grant date. The Restricted Stock Plan was designed with a four-year vesting schedule to provide a long-term retention vehicle for our Executive

    Officers and to also tie the awards to Zenith's long-term economic performance. A performance-based design was not implemented for restricted stock awards as the Bonus Plan provides adequate performance-based incentives for our Executive Officers.

    Each Executive Officer's performance and compensation, including prior stock awards, are reviewed by the Compensation Committee each December (Compensation Committee meetings are usually scheduled a year in advance). Awards of restricted stock are granted and effective on the date of the Compensation Committee meeting at which the action is taken (except that if, at the time of the committee meeting, a prospective Executive Officer had committed to joining Zenith at a later date, the award may be made effective on the future date that he or she actually commences employment).

    Mr. Zax provides input to the Compensation Committee on stock awards for Executive Officers, other than himself, and the Compensation Committee approves or modifies all awards based on the individual recipient's performance and contributions to the success of Zenith, taking into consideration the various factors described under "Objective and Design of Zenith's Executive Compensation" above. There is no formula governing the number of shares awarded and the amount can be varied for each Executive Officer based on his or her individual contributions, tenure with Zenith, the length of time since the last award was granted, the number of shares previously awarded and other elements of compensation.

    Restricted stock is also generally awarded to Executive Officers on commencement of employment, subject to approval by the Compensation Committee, as a means of attracting and retaining the Executive Officer.

    Zenith has determined that its Restricted Stock Plan provides equity-based incentives aligned with the interest of stockholders for the long-term successful performance of Zenith. Stock options are no longer awarded. The last award of stock options to an Executive Officer was made in 2000, and the last exercise of stock options by an Executive Officer took place in 2005. No Executive Officer, including Mr. Zax, currently holds any outstanding stock options. Other than restricted stock, the discontinued stock options and the employee stock purchase plan (which is available to all employees), Zenith has not used any other type of equity-based compensation for its Executive Officers.

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  Perquisites and Other Personal Benefits—Perquisites and other personal benefits are provided to Executive Officers. They receive (i) at their option, either an automobile allowance (paid in cash in 24 equal installments each year) or a company car (Executive Officers provided with a company car receive imputed income for income tax purposes on the value of their personal use of the car) and (ii) the right to use Zenith's corporate aircraft for both business and limited personal use. Executive Officers are not permitted to reimburse Zenith for the costs of personal use of the corporate aircraft because reimbursement would require Zenith to operate the aircraft under a charter certificate issued by the Federal Aviation Administration, which Zenith does not have. As a result Executive Officers receive imputed income for income tax purposes on their personal use of the corporate aircraft using Standard Industry Fare Level rates pursuant to Internal Revenue Service regulations. Executive Officers have use of the corporate aircraft primarily for security reasons and also for convenience. Personal use of the corporate aircraft by Mr. Zax is limited to 125 hours of flight time per calendar year. During 2007, Mr. Zax was the only Executive Officer to utilize the corporate aircraft for personal use.

    Also, under his employment agreement, Mr. Zax is entitled to receive life insurance coverage with an aggregate face amount of at least $6,125,000. The aggregate face amount of life insurance Zenith currently maintains for Mr. Zax is $5,250,000 (which is $875,000 less than the coverage to which he is entitled to receive under his employment agreement) and Mr. Zax has consented to receive this lesser coverage amount.

    No other Executive Officers are entitled to a specific level of life insurance under their employment agreements. Currently, Executive Officers are entitled, as are all employees, to group life insurance in an amount equal to three times their annual base salary, with a ceiling of $750,000. However, commencing in 2008, all seniors officers, including the Executive Officers (other than Mr. Zax), will be provided with additional life insurance benefits in order to receive total company-paid coverage equal to four times their respective annual base salary (subject to certain underwriting requirements based on age and amount of coverage). Under the new program, senior officers may also elect to participate in a variable universal life feature, allowing them to purchase additional coverage and make payments into a cash accumulation account. The options to purchase additional coverage and to make deposits to the cash accumulation account are entirely between the insurance company and the employee and are at the personal cost of the employee.

    Each senior officer (including all Executive Officers) is also paid an additional amount necessary to reimburse him or her for federal and state income taxes payable on the imputed income that he or she receives on the cost of any additional life insurance coverage in excess of the group life insurance coverage.

    Perquisites are provided to Executive Officers irrespective of any actions taken on any other element of compensation. The Compensation Committee has full discretion in determining when and to what extent to reduce or expand the perquisites available to Executive Officers. Perquisites are factored into the Compensation Committee's evaluation of what constitutes a fair salary and are considered in establishing total compensation.

    Other than standard employee benefits and the specific benefits described above, Zenith does not provide additional perquisites to its Executive Officers. The Compensation Committee believes that its total compensation package is reasonable and Zenith has demonstrated that it is able to hire and retain talented executives without offering additional perquisites.

Determination of Elements of Executive Officer Compensation

        The Compensation Committee increased Mr. Zax's base salary from $2,000,000 to $2,500,000 effective January 1, 2008. In addition, the Compensation Committee awarded Mr. Zax a $3,000,000 cash bonus for 2007, which was equal to his maximum potential bonus under the terms of the Bonus Plan. Mr. Zax was not granted any restricted stock awards because Mr. Zax has accumulated a substantial personal ownership position in Zenith over his 30 years of leading Zenith (including stock he initially purchased in 1977). The Compensation Committee at its sole discretion may elect to award restricted stock to Mr. Zax at some future date.

        The specific factors considered by the Compensation Committee in determining the 2008 increase in base salary and the 2007 bonus for Mr. Zax are discussed below.

        The Compensation Committee reviewed Mr. Zax's current base salary, as well as the amount of past increases. In determining any increases to Mr. Zax's base salary, as well as the amount of cash bonus, the Compensation Committee's decisions are heavily weighted toward his long-term performance in increasing stockholder value. The increases to Mr. Zax's base salary and the cash bonus awards have lagged the actual financial performance of Zenith because the Compensation Committee looks for long-term sustainable performance in establishing these awards. The specific financial performance measures considered included the following:

		Year ended December 31,
	Nine Months ended September 30, 2007*
		2007*	2006	2005
Return on average equity	25.5%	22.9%	31.8%	26.3%
Book value per share	$29.10	$28.93	$25.41	$19.14
Stockholders' dividends per share	$1.34	$2.84	$1.26	$0.94
Workers' compensation:
Calendar year combined ratio	63.2%	67.0%	66.3%	80.9%
Accident year combined ratio	84.2%	84.4%	80.0%	81.8%
Net income per share	$5.21	$6.27	$6.96	$4.32
After tax portfolio yield	3.4%	3.4%	3.2%	2.6%
Realized gains on investments, after tax (in millions)	$10.3	$13.2	$8.7	$14.4

*
When the Compensation Committee most recently considered Mr. Zax's compensation, the results for the full 2007 year were not available, so the committee considered results through the nine months ended September 30, 2007.

        The Compensation Committee also considered the growth of stockholders' equity plus stockholders' dividends (as of December 31, 2007, stockholders' equity plus dividends grew at an annual rate of 25.4% for one year, 35.9% for three years and 32.6% for five years). In addition, the Compensation Committee recognized the following factors that position Zenith to continue building additional long-term stockholder value:

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  Continuing specialist strategy, including underwriting discipline, which has resulted in a long-term record of significantly outperforming the industry

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  Substantial underwriting profit margins without considering reserve releases

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  Strong balance sheet

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  Conservative investment portfolio

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  Large amounts of cash available for investment opportunities

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  Stable source of investment income

        The $500,000 increase in base salary for Mr. Zax effective January 1, 2008 reflects the amount determined at the sole discretion of the Compensation Committee in recognition of not only superb financial performance in 2007, but also the continuation of this performance over several years. The Compensation Committee considered these same factors in determining to award Mr. Zax the full amount of the cash bonus as determined under the Bonus Plan with the award conditioned on meeting the performance goals under the Bonus Plan for the full year. The Compensation Committee also concluded, based on its own judgment and experience, that Mr. Zax's revised total base salary, cash bonus and all other elements of his total compensation are fair and appropriate. This determination recognized Mr. Zax's thirty-year tenure as Chief Executive Officer, his past and continued outstanding performance, his stature in the workers' compensation industry and his responsibilities as Chief Executive Officer.

        In taking the action to increase Mr. Zax's base salary, the Committee recognized that since his annual base salary was already above the $1,000,000 deductibility threshold for non-performance based compensation under Section 162(m) of the Code, the increase would not be deductible for federal income tax purposes.

        The base salaries of Ms. Van Gundy and Messrs. Miller and Meyer are established under their current employment agreements, which do not provide for any increases unless awarded at the discretion of the Compensation Committee, with input from Mr. Zax. Although Mr. Trotman does not have an employment agreement, any increases to his base salary are also awarded at the discretion of the Compensation Committee, with input from Mr. Zax. Mr. Miller's base salary is higher than the other three officers because he is President of Zenith Insurance with broad operational responsibilities for Zenith's principal operating subsidiary, and his base salary also reflects his tenure with Zenith as well as his years of experience in the workers' compensation industry. Ms. Van Gundy's compensation reflects the mutually agreed upon base salary between herself and Zenith when she re-joined Zenith in July 2006. Messrs. Trotman and Meyer have similar levels of base compensation, which primarily reflect their highly specialized expertise and experience, and their tenure and performance with Zenith over a long period of time.

        The Compensation Committee, with input from Mr. Zax, reviewed the performance of each of these Executive Officers in 2007 based on all of the factors discussed above. It determined that each officer made significant contributions to the success of Zenith based on their specific roles and responsibilities. The Compensation Committee determined that the annual base salaries would not be changed, but each officer would be awarded a combination of a cash bonus and restricted stock awards as individually determined for each Executive Officer.

        The cash bonus for each of these four Executive Officers in 2007 was reduced from the maximum amount payable under the Bonus Plan because the Compensation Committee, with input from Mr. Zax, exercised negative discretion with regards to the amount of the cash bonus after considering all other elements of compensation, including, in particular, the amount of annual restricted stock awards that had been granted to each of the Executive Officers in 2007 based on his or her individual contributions, tenure with Zenith, the length of time since the last award was granted and the number of shares previously awarded. Because the Compensation Committee awarded Ms. Van Gundy and Mr. Miller more shares of restricted stock than it awarded Messrs. Trotman and Meyer, Ms. Van Gundy and Mr. Miller each received a smaller percentage of the maximum cash bonus payable under the Bonus Plan as compared to the percentages Messrs. Trotman and Meyer each received. The Compensation Committee, with input from Mr. Zax, concluded, based on its own experience, that each of these four Executive Officers' base salary plus all other elements of his or her total compensation was fair and appropriate. This determination recognized the Executive Officers' tenure and responsibilities in their current roles with Zenith, their past and continued outstanding performance and their stature in the workers' compensation industry.

        The Executive Officer cash bonuses approved by the Compensation Committee for 2007 were paid in one lump-sum amount in the first quarter of 2008.

Post-Employment Compensation

        To attract and retain our Executive Officers, we provide for various post-employment compensation arrangements in the Executive Officer employment agreements. These arrangements also help provide our Executive Officers with financial security that permits them to professionally and consistently manage our insurance and investment segments with a long-term view of business opportunities and economic cycles.

        The post-employment arrangements for all Executive Officers with employment agreements, other than Mr. Zax's, are identical, and provide for severance payments and other benefits upon the early termination of employment due to a termination by Zenith without cause, death or disability (as defined in the agreements), or a termination by the Executive Officer by reason of a change in control or constructive termination (also defined in the agreements).

        The severance provisions in Mr. Zax's employment agreement differ in that:

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  Mr. Zax's employment agreement provides for a five-year post-termination consulting arrangement to allow Zenith to continue to benefit from Mr. Zax's experience and unique knowledge of Zenith and the workers' compensation industry for an appropriate transition period. (See page 34 of this Proxy Statement for a description of this arrangement.)

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  There are no explicit constructive termination provisions in Mr. Zax's employment agreement.

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  The manner in which Mr. Zax's severance payments in the event of his death or disability is calculated is different than the other Executive Officers in that he or his estate is entitled to payments of base salary and annual cash bonus amounts for a period of 12 months upon his death or disability (less amounts received from disability benefit plans).

The employment agreements of the Executive Officers will terminate in 2009 and, as structured, under the most economically favorable scenario to the Executive Officers, each officer would be entitled to receive no more than more than two years of severance payments. The Compensation Committee concluded that these severance amounts were reasonable.

Other Post-Retirement Benefits

        Executive Officers are not provided pension or other post-retirement benefits (other than Zenith's 401(k) plan benefits which are available to all full-time employees); however, the overall level of compensation anticipates that each Executive Officer will be able to plan for his or her individual retirement needs. This approach is consistent with Zenith's philosophy of fair, simple and transparent compensation that is easily quantifiable and related to the performance of Zenith as further detailed above.

Tax and Accounting Policies

        Zenith has adopted FAS 123R, and applies these accounting standards when determining the value of the restricted stock awards described above.

        Section 162(m) of the Code generally limits the federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Bonuses payable under the Bonus Plan are intended to comply with Section 162(m). Accordingly, the amount of any bonus payment made to Executive Officers under the Bonus Plan should not be subject to the $1,000,000 limit on deductibility. However, discretionary bonuses paid outside of the Bonus Plan and any income recognized upon the vesting of shares of restricted stock are subject to such limit on deductibility. The Board has determined that Zenith will pay annual salary (including Mr. Zax's annual salary over $1,000,000), pay potential discretionary bonuses outside of the Bonus Plan (including the discretionary bonus paid to Mr. Zax in 2006), and will award shares of restricted stock to Executive Officers, even though some or all of an Executive Officer's income over $1,000,000 may not be deductible by Zenith.

        As discussed on page 27 of this Proxy Statement, all Executive Officers are paid additional amounts necessary to reimburse them for federal and state income taxes payable on the imputed income that they receive on the cost of any additional life insurance coverage in excess of the coverage provided under the group life insurance. In addition, as described starting on page 40 of this Proxy Statement, under the current employment agreements with the Executive Officers (except Mr. Trotman, who does not have an employment agreement), if one of the specified termination events occurs, an Executive Officer is entitled to the continuation of certain benefits beyond the termination date at Zenith's cost. In such event, Zenith will also pay the affected Executive Officer such additional amount necessary to reimburse him or her for all payroll taxes payable on the imputed income received due to such benefit continuation. Finally, these employment agreements provide that if there is a severance payment made in connection with a termination following a change in control, Zenith will pay any affected Executive Officer such amount as necessary to reimburse him or her for the tax due on "excess golden parachute payments" as defined in Section 280G of the Code. If termination following a change of control had occurred on December 31, 2007, a grossed-up payment for the tax on such excess golden parachute payment would have been payable only to Ms. Van Gundy and Mr. Meyer in the amounts of $817,726 and $892,844, respectively.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for 2007 with Zenith's management.

        Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis for 2007 be included in Zenith's Annual Report on Form 10-K and, as applicable, the Proxy Statement for the 2008 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

Gerald Tsai, Jr., Chairman Robert J. Miller Alan I. Rothenberg Michael Wm. Zavis

SUMMARY COMPENSATION TABLE
(2006 and 2007)

        The Summary Compensation Table sets forth information regarding the compensation paid during the 2007 and 2006 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer, its Chief Financial Officer and its three other most highly compensated Executive Officers serving as of December 31, 2007.

        Except for the elements included under the All Other Compensation column in the table, there are only three elements of compensation for all of these individuals—salary, cash bonus and restricted stock awards. Each of these elements of compensation is described in the sections following the Summary Compensation Table entitled "Salary and Employment Agreements," "Bonus" and "Restricted Stock Awards." The components of the entries under the All Other Compensation column are set out in footnote (3) to the Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	All Other Compensation(2)(3)	Total
Stanley R. Zax Chairman of the Board and President of Zenith; Chairman of the Board of Zenith Insurance (Chief Executive Officer)	2007 2006	$2,000,000 1,750,000	$3,000,000 3,000,000	— —	$76,300 188,693	$5,076,300 4,938,693

Kari L. Van Gundy(4)
Senior Vice President, Chief Financial Officer and
Treasurer of Zenith; Executive Vice President, Chief
Financial Officer and Treasurer of Zenith Insurance
(Chief Financial Officer)	2007 2006	$415,600 204,603	$250,000 50,000	$213,225 78,947	$35,750 210,747	$914,575 544,297
Jack D. Miller Executive Vice President of Zenith; President of Zenith Insurance	2007 2006	$716,000 716,000	$400,000 600,000	$412,815 319,442	$44,250 6,600	$1,573,065 1,642,042
Keith E. Trotman Executive Vice President of Zenith and Zenith Insurance	2007 2006	$550,000 453,900	$500,000 600,000	$408,979 319,442	$53,500 15,863	$1,512,479 1,389,205
Robert E. Meyer Senior Vice President of Zenith; Executive Vice President and Chief Actuary of Zenith Insurance	2007 2006	$513,350 513,350	$400,000 500,000	$406,421 319,442	$39,250 6,600	$1,359,021 1,339,392

(1)
Automobile allowances are included in these amounts since the recipients are not limited in the use of the amounts received. The 2007 amounts shown for Ms. Van Gundy and Messrs. Miller and Meyer include automobile allowances of $15,600 each. The 2006 amounts shown for Ms. Van Gundy and Messrs. Miller, Trotman and Meyer include automobile allowances of $7,680, $15,600, $3,900 and $15,600, respectively. During 2006, Mr. Trotman elected to forego the automobile allowance for an automobile leased by Zenith for his use, so the amount shown for 2006 under the Salary column includes an automobile allowance for only a part of the year and the amount shown for 2006 under the All Other Compensation column includes the cost of the personal use of the leased automobile for the remainder of the year.

(2)
Certain awards of shares of restricted stock were made in 2007 and previous years under the Restricted Stock Plan. (See page 36 of this Proxy Statement for a description of the Restricted Stock Plan.) The amounts shown under the Stock Awards column consist of the compensation costs of these awards of restricted stock that were recognized in 2007 and 2006 by Zenith pursuant to FAS 123R. The compensation costs of restricted stock awards recognizable in any single year is established as follows: A fair value is determined for each award under FAS 123R based on the NYSE closing price per share of Common Stock on the date the award is granted since such closing price represents an "observable market price of identical or similar equity instruments in active markets." A portion of that fair value is recognized as compensation cost each year until the award vests or is forfeited. (Assumed forfeiture rates are not factored into the annual compensation costs.) In determining the amount of the costs of prior awards that are to be recognized in 2007 and 2006, the "modified prospective transition method" permitted by FAS 123R was used. Under FAS 123R, the value of future dividends is assumed to be reflected in the closing price per share of Common Stock, and, consequently, in the fair value of each award. Therefore, dividends paid on restricted stock are not shown separately in the table. However, this assumption that the value of future dividends is reflected in the closing price per share of Common Stock and the fair value of each award was made only with respect to regular quarterly dividends declared and paid by Zenith. That assumption was not made with respect to the extra dividend of $1 per share that was declared and paid in December 2007 on all outstanding shares of Common Stock. Consequently, the amount of extra dividend that each Named Executive Officer received on his or her unvested restricted stock is included under the All Other Compensation column.

(3)
The 2007 entries under the All Other Compensation column consist of the following amounts incurred or paid by Zenith in 2007:

Stanley R. Zax

The amount shown for Mr. Zax consists of: (a) the cost of the personal use of a company-leased automobile of $22,842; (b) life insurance premiums of $18,390 paid by Zenith and reimbursement of $14,559 for Mr. Zax's income tax liability on Zenith's payment of a portion of these premiums; and (c) the incremental cost to Zenith of $20,509 for his personal use of the corporate aircraft in compliance with Zenith's security policy. The calculation of incremental cost for personal use of the corporate aircraft includes the variable costs incurred as a result of personal flight activity (including any related empty pick-up or return flights commonly known as "deadhead flights"), such as a portion of ongoing maintenance and repairs, aircraft fuel, navigation and communications fees and any travel expenses for the flight crew. It excludes non-variable costs, such as aircraft purchase costs and depreciation, flight crew salaries, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of the aircraft. Mr. Zax receives imputed income for income tax purposes on his personal usage of the corporate aircraft using Standard Industry Fare Level rates pursuant to Internal Revenue Service regulations. Mr. Zax is responsible for all taxes on this imputed income for personal aircraft usage, and he is not reimbursed for the taxes he pays.

Kari L. Van Gundy

The amount shown for Ms. Van Gundy consists of: (a) Zenith's matching contributions of $6,750 to Zenith's 401(k) plan; (b) $27,500 in extra dividends of $1 per share paid on her shares of unvested restricted stock; and (c) $1,500 that Zenith contributed on Ms. Van Gundy's behalf under Zenith's employee stock purchase plan.

Jack D. Miller

The amount shown for Mr. Miller consists of: (a) Zenith's matching contributions of $6,750 to Zenith's 401(k) plan; and (b) $37,500 in extra dividends of $1 per share paid on his shares of unvested restricted stock.

Keith E. Trotman

The amount shown for Mr. Trotman consists of: (a) the cost of the personal use of a company-leased automobile of $12,250; (b) Zenith's matching contributions of $6,750 to Zenith's 401(k) plan; and (c) $34,500 in extra dividends of $1 per share paid on his shares of unvested restricted stock.

Robert E. Meyer

The amount shown for Mr. Meyer consists of: (a) Zenith's matching contributions of $6,750 to Zenith's 401(k) plan; and (b) $32,500 in extra dividends of $1 per share paid on his shares of unvested restricted stock.

Our Executive Officers do not receive company loans, country club memberships or financial planning assistance, and Zenith does not own any life insurance on their lives. The Executive Officers' health benefits (such as medical, dental and vision) and other benefits (such as group life insurance, long-term disability insurance, paid vacations and participation in a 401(k) plan and employee stock purchase plan) are available to all full-time regular employees and, therefore, except for Zenith's matching contributions to the Executive Officer's contributions under Zenith's 401(k) plan and Zenith's employee stock purchase plan, are not included in the above table. Commencing in 2008, Executive Officers, other than Mr. Zax, will be eligible, along with all other senior officers of Zenith and its subsidiaries, to an enhanced life insurance program. (See page 27 of this Proxy Statement for a description of the enhanced life insurance program.)

(4)
Ms. Van Gundy became Senior Vice President, Chief Financial Officer and Treasurer of Zenith and Zenith Insurance on August 1, 2006. The amounts set forth in the table for 2006 reflect the partial year of her employment with Zenith in 2006.

        Salary and bonus constitute a substantial portion of the total compensation received by each Executive Officer. This is pursuant to Zenith's philosophy that compensation be fair, simple and transparent, easily quantifiable and related to Zenith's performance.

Salary and Employment Agreements

        The salary shown in the Summary Compensation Table for each of Ms. Van Gundy and Messrs. Zax, Miller and Meyer is paid pursuant to employment agreements, which have all been approved by the Compensation Committee. Mr. Trotman does not have an employment agreement. Pertinent provisions of the employment agreements, including payments due upon early termination and a change in control are set forth below and in "Early Termination of Employment and Change in Control Arrangements" of this Proxy Statement.

Stanley R. Zax

        Stanley R. Zax, who serves as Zenith's Chairman of the Board and President (which office constitutes Zenith's Chief Executive Officer), is employed under an employment agreement effective as of December 11, 1997, which, after its latest amendment in October 2004, provides for an employment term ending on December 31, 2009 (unless further extended or renewed). Under his employment agreement, Mr. Zax is paid an annual base salary plus an annual cash bonus to be determined under the Bonus Plan and is provided an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Mr. Zax's annual base salary was set at $1,000,000 from 1997 through December 31, 2000; $1,200,000 for calendar years 2001 and 2002; $1,350,000 for calendar years 2003 and 2004; and $1,500,000 for calendar years 2005 through 2009, subject to such increases as the Board or Compensation Committee may determine from time to time. The Board increased Mr. Zax's annual base salary to $1,750,000 effective January 1, 2006, to $2,000,000 effective January 1, 2007 and to $2,500,000 effective January 1, 2008. Pursuant to Mr. Zax's employment agreement, Zenith is to provide life insurance of at least $6,125,000, of which at least $5,000,000 is to be term life insurance. Currently, however, the aggregate amount of life insurance provided is $5,250,000, and Mr. Zax has consented to this lesser amount.

        Upon the normal expiration of Mr. Zax's employment agreement, a five-year consulting agreement would be entered into between Mr. Zax and Zenith, pursuant to which Zenith would provide an office, secretarial assistance, an automobile allowance, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000 and $300,000, respectively, in return for Mr. Zax's providing consulting hours of no more than 100, 75, 50, 25 and 10 hours per quarter in the first, second, third, fourth and fifth years, respectively. Such consulting arrangement would also be entered into in the event of certain types of early termination of Mr. Zax's employment agreement for other than cause or following a change in control. The consulting agreement may be terminated by Mr. Zax for any reason or by Zenith with or without cause or based on the death or disability of Mr. Zax. In the event of any such termination, consulting fee payments to Mr. Zax would cease; however, if the termination by Zenith is without cause or is based on Mr. Zax's disability, he would continue to be provided an office, secretarial assistance, an automobile allowance and health insurance for the balance of the consulting agreement term.

Kari L. Van Gundy

        Kari L. Van Gundy, who serves as Zenith's Senior Vice President, Chief Financial Officer and Treasurer (which office constitutes Zenith's Chief Financial Officer), as well as Zenith Insurance's Executive Vice President, Chief Financial Officer and Treasurer, is employed under an employment agreement effective as of July 5, 2006. Her employment agreement provides for a term ending October 31, 2009 (unless further extended or renewed), an initial annual base salary of $400,000 with increases as the Compensation Committee may establish from time to time, eligibility for cash bonuses under the Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Ms. Van Gundy's annual base salary is currently $400,000.

Jack D. Miller

        Jack D. Miller, who serves as Zenith's Executive Vice President and Zenith Insurance's President, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term ending October 31, 2009 (unless further extended or renewed), an initial annual base salary of $700,400 with such increases as the Compensation Committee may establish from time to time, eligibility for cash bonuses under the Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Mr. Miller's annual base salary is currently $700,400.

Robert E. Meyer

        Robert E. Meyer, who serves as Zenith's Senior Vice President and Zenith Insurance's Executive Vice President and Chief Actuary, is employed under an employment agreement effective November 1, 2004. His employment agreement provides for a term ending October 31, 2009 (unless further extended or renewed), an initial annual base salary of $467,750 with such increases as the Compensation Committee may establish from time to time, eligibility for cash bonuses under the Bonus Plan, an automobile allowance and certain additional benefits that are generally available to all Zenith employees. Mr. Meyer's annual base salary is currently $497,750.

Bonus

        The amounts shown in the Summary Compensation Table under the Bonus column were paid under the Bonus Plan and, as to Mr. Zax, included an additional discretionary cash bonus paid outside the Bonus Plan in 2006.

        Under the Bonus Plan, annual cash bonuses may be paid to Executive Officers based on Zenith's financial performance during the calendar year. The maximum amount of bonus potentially payable to each Executive Officer for each calendar year is determined as follows:

  •
  100% of his or her base salary at the beginning of the year if Zenith's workers' compensation combined ratio for such year is at least three percentage points, but less than five percentage points, below the workers' compensation industry combined ratio (in each case on a statutory accounting basis); or

  •
  150% of his or her base salary at the beginning of the year if Zenith's workers' compensation combined ratio for such year is at least five percentage points below the workers' compensation industry combined ratio (in each case on a statutory accounting basis);

provided, however, that, in either instance, the Compensation Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount. Thus, although there is a performance target that establishes compensation under the Bonus Plan, the use of negative discretion results in awards of compensation as if the Bonus Plan were a discretionary plan. As set forth under "Compensation Discussion and Analysis for 2007" above, in determining the total amount of annual bonus award for each Executive Officer, the Compensation Committee considers and uses both cash bonuses and awards of restricted stock (refer to "Restricted Stock Awards" below for the number of shares of restricted stock that were granted in 2007 as part of the annual bonus awards to Executive Officers).

        In 2007, on a statutory accounting basis, Zenith's workers' compensation combined ratio was 69.1% and the industry's combined ratio, as reported by A.M. Best Company, was 98.5%. Zenith's combined ratio was 29.4 percentage points lower than the combined ratio for the industry and, accordingly, the objective performance goal under the Bonus Plan was met. As a result, a maximum potential bonus of up to 150% of each Executive Officer's salary as of January 1, 2007 could have been payable to each of the Named Executive Officers with respect to 2007. The Named Executive Officer's salary as of January 1, 2007, 150% of his or her salary as of January 1, 2007 and the amount of bonus paid under the Bonus Plan for 2007 to each Named Executive Officer are as follows:

Executive Officer	January 1, 2007 Salary	150% of January 1, 2007 Salary	Cash Bonus Paid under Bonus Plan for 2007
Stanley R. Zax	$2,000,000	$3,000,000	$3,000,000
Kari L. Van Gundy	400,000	600,000	250,000
Jack D. Miller	700,400	1,050,600	400,000
Keith E. Trotman	550,000	825,000	500,000
Robert E. Meyer	497,750	746,625	400,000

        The Compensation Committee retains the ability to award cash bonuses from time to time separate from and outside of the Bonus Plan at its discretion, taking into account the factors used to determine base salary and such other factors it deems to be appropriate. The Compensation Committee did not make any cash bonus awards outside of the Bonus Plan for 2007.

Restricted Stock Awards

        The awards of restricted stock reported in the Summary Compensation Table were made under the Restricted Stock Plan. The Restricted Stock Plan permits the awarding of restricted stock to our employees and non-employee Directors. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time. The Compensation Committee is responsible for administering the Restricted Stock Plan.

        Management recommends individuals to the Compensation Committee to receive awards, the terms of awards to be granted and the number of shares subject to these awards. The Compensation Committee then determines whether or not to accept management's recommendation. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the individual, the value of the individual's services to Zenith, the individual's past, present and potential contribution to Zenith's success, past awards of restricted stock and other relevant factors.

        The Compensation Committee prescribes the restrictions and conditions imposed on the restricted stock award. Under the Restricted Stock Plan and the form of the restricted stock agreement, an award of restricted stock granted to an employee will become vested:

  •
  with respect to 50% of the shares subject to such award, two (2) years after the date of grant; and

  •
  with respect to the remaining 50% of the shares subject to such award, four (4) years after the date of grant,

provided the recipient is an employee on the applicable vesting date.

        Under the compensation arrangement revised as of January 1, 2008, each non-employee Director will receive an annual award of 2,500 shares of restricted stock upon his or her election at the Annual Meeting of Stockholders. The 2,500 shares will vest 833 shares on each of the first two anniversaries of the award date and 834 shares on the third anniversary of the award date, provided the recipient is serving as a Director on the applicable vesting date. If a Director is appointed at other than an Annual Meeting of Stockholders, the number of shares of restricted stock granted at the time of such appointment will be adjusted proportionately downward in order to reflect the period of time until the next Annual Meeting of Stockholders, at which time the annual 2,500 shares will be granted.

        In general, the recipient of a restricted stock award has the rights of a holder of Common Stock, including the right to vote the shares and to receive dividends.

        Under the terms of the Restricted Stock Plan, an award of restricted stock will become fully vested upon the participant's death or termination of employment or service due to disability. (In addition, vesting will accelerate pursuant to their employment agreements if Ms. Van Gundy or Messrs. Miller or Meyer is terminated without cause.) Subject to certain limitations set forth in the Restricted Stock Plan, the Compensation Committee may also accelerate and waive the vesting of an award in its discretion based upon factors it determines appropriate including, but not limited to, the attainment of certain performance-related goals or the termination of the recipient's employment or service with Zenith.

        In addition, in the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the Restricted Stock Plan and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith;

  •
  a majority of the Board is replaced by directors who were not approved or recommended by the incumbent Board;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith;

  •
  a sale of all or substantially all of the assets of Zenith, other than a sale to an entity, of which at least 50% of the combined voting power of its voting securities is owned by substantially all of the stockholders of Zenith immediately prior to such sale in substantially the same proportions as their ownership of Zenith immediately prior to such sale; or

  •
  a merger or consolidation with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the securities of Zenith or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of Zenith in which no person or entity becomes the owner of more than 50% of the voting stock of Zenith.

GRANTS OF PLAN-BASED AWARDS IN 2007

        The number of shares of restricted stock awarded to Named Executive Officers under the Restricted Stock Plan in 2007 and the fair values of such awards were:

Name	Grant Date	Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards(1)
Stanley R. Zax	—	—	—
Kari L. Van Gundy	12/05/07	15,000	$613,800
Jack D. Miller	12/05/07	15,000	613,800
Keith E. Trotman	12/05/07	12,000	491,040
Robert E. Meyer	12/05/07	10,000	409,200

(1)
Since the closing price per share of Common Stock represents an "observable market price of identical or similar equity instruments in active markets" under FAS 123R, the fair value of each award was based on the NYSE closing price per share of Common Stock on the date of award. The value of future regular quarterly dividends are assumed to be reflected in the closing price of Common Stock under FAS 123R. The NYSE closing price was $40.92 per share of Common Stock on December 5, 2007. (See page 36 of this Proxy Statement for a description of the Restricted Stock Plan.)

  Other than the Restricted Stock Plan, Zenith has no other plans under which equity grants may be made.

OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END

        None of the Named Executive Officers holds any outstanding stock options. The only equity awards held by them are shares of restricted stock. At December 31, 2007, the number of shares of unvested restricted stock and their market value are set out in the following table. Market value is based on the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested
Stanley R. Zax	—	—
Kari L. Van Gundy	27,500	$1,230,075
Jack D. Miller	37,500	1,677,375
Keith E. Trotman	34,500	1,543,185
Robert E. Meyer	32,500	1,453,725

(1)
The vesting dates for the shares held by Ms. Van Gundy and Messrs. Miller, Trotman and Meyer are:

Ms. Van Gundy: July 5, 2008 as to 5,000 shares; December 7, 2008 as to 1,250 shares; December 5, 2009, as to 7,500 shares; July 5, 2010 as to 5,000 shares; December 7, 2010 as to 1,250 shares; and December 5, 2011, as to 7,500 shares.

Mr. Miller: May 26, 2008 as to 3,750 shares; December 2, 2008 as to 3,750 shares; December 7, 2008 as to 5,000 shares; December 5, 2009, as to 7,500 shares; December 6, 2009 as to 5,000 shares; December 7, 2010 as to 5,000 shares; and December 5, 2011, as to 7,500 shares.

Mr. Trotman: May 26, 2008 as to 3,750 shares; December 2, 2008 as to 3,750 shares; December 7, 2008 as to 5,000 shares; December 5, 2009, as to 6,000 shares; December 6, 2009 as to 5,000 shares; December 7, 2010 as to 5,000 shares; and December 5, 2011, as to 6,000 shares.

Mr. Meyer: May 26, 2008 as to 3,750 shares; December 2, 2008 as to 3,750 shares; December 7, 2008 as to 5,000 shares; December 5, 2009, as to 5,000 shares; December 6, 2009 as to 5,000 shares; December 7, 2010 as to 5,000 shares; and December 5, 2011, as to 5,000 shares.

OPTION EXERCISES AND STOCK VESTED IN 2007

        None of the Named Executive Officers holds any Zenith stock options to acquire Common Stock. The following table sets out the number of shares that each Named Executive Officer acquired upon the vesting of restricted stock (that is, shares of restricted stock on which the restrictions lapsed in 2007) and the value realized upon vesting. The value realized is based on the NYSE closing price per share of Common Stock on the dates on which the shares vested.

	Stock Awards
Name	Number of Shares Acquired On Vesting	Value Realized on Vesting
Stanley R. Zax	—	—
Kari L. Van Gundy	—	—
Jack D. Miller	5,000	$213,550
Keith E. Trotman	5,000	213,550
Robert E. Meyer	5,000	213,550

EARLY TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

        Mr. Zax's employment agreement contains provisions for certain payments upon the early termination of his employment. The conditions under which such payments are made and the amounts of such payments are set out below. The employment agreements of Ms. Van Gundy and Messrs. Miller and Meyer are identical with respect to payments under conditions of early termination of employment as set out below.

        The employment agreements of Ms. Van Gundy and Messrs. Zax, Miller and Meyer are also similar in that each of them is prohibited during the term of the employment agreement and for one year thereafter from directly or indirectly influencing customers to divert their business to a competitor of Zenith and from directly or indirectly soliciting any employee of Zenith to be employed by them or any enterprise that is a competitor of Zenith. Further, during the term of the employment agreement and so long as each of Ms. Van Gundy or Messrs. Zax, Miller or Meyer is receiving benefits under the employment agreement, he or she may not compete against Zenith or own, assist, manage, advise or participate in an enterprise that competes against Zenith. Mr. Trotman does not have an employment agreement.

        Under the Restricted Stock Plan, shares of unvested restricted shares held by any recipient will vest upon his or her death, termination of employment due to disability or a change in control of Zenith. Accordingly, shares of unvested restricted stock held by Ms. Van Gundy and Messrs. Miller, Trotman and Meyer would be subject to such acceleration. In addition, the employment agreements of Ms. Van Gundy and Messrs. Miller and Meyer also provide for such acceleration of vesting upon a termination without cause. Mr. Zax does not presently hold any shares of restricted stock.

        In the discussion that follows, in accordance with Commission rules and regulations, payments and other benefits payable upon early termination and change in control situations are set out as if the conditions for payments had occurred and/or the termination took place on December 31, 2007. In setting out such payments and benefits, we did not show amounts that had already been earned as of the termination date, such as accrued salary, accrued vacation, accrued automobile allowance, and unused floating holidays. However, if payable, we do show any accrued cash bonus payable for the year of termination. Also, we do not include any payments or benefits, such as short- and long-term disability payments and group health benefits through the month of termination, that are available to all full-time regular employees of Zenith when their employment terminates. (We did, however, choose to include group life insurance proceeds because of the manner in which the enhanced senior officer's life insurance program, as described on page 27 of this Proxy Statement, integrates with the group life insurance program.)

        The amounts set forth below are estimates of the amounts that would be paid to the Named Executive Officers upon their termination. The actual amounts to be paid out can only be determined at the time of each Named Executive Officer's separation from Zenith.

        We will discuss payments and other benefits that would be made or made available to each Named Executive Officer upon termination of employment for the following reasons:

  •
  By Zenith for cause

  •
  By an Executive Officer voluntarily

  •
  Due to disability

  •
  Due to death while employed

  •
  By Zenith for other than for cause, disability or death

  •
  By an Executive Officer based on constructive termination

  •
  Following a change in control

        The following table sets forth a summary of the potential payments the Named Executive Officers would receive under their employment agreements and certain benefit plans upon each of the foregoing events. In the interest of readability, we have combined certain of the payment categories. Please refer to the information that follows the summary table for more details.

Name	Termination Scenario	Salary and Bonus Payments		Life Insurance Proceeds		Benefits Continuation and Income Tax Reimbursements		Accelerated Vesting of Restricted Stock Value		Total
Zax	For cause Voluntary Disability Death Without cause Constructive Change in Control(1)	$	— — 8,320,000 8,500,000 14,000,000 — 14,000,000	$	— — — 5,250,000 — — —	$	— — — — — — 337,601		— — — — — — —	$	— — 8,320,000 13,750,000 14,000,000 — 14,337,601
Van Gundy	For cause Voluntary Disability Death Without cause Constructive Change in Control(1)	$	— — 250,000 250,000 1,441,666 1,441,666 1,550,000	$	— — — 1,600,000 — — —	$	— — — — 111,547 111,547 941,366	$	— — 1,230,075 1,230,075 1,230,075 1,230,075 1,230,075	$	— — 1,480,075 3,080,075 2,783,288 2,783,288 3,721,441
Miller	For cause Voluntary Disability Death Without cause Constructive Change in Control(1)	$	— — 400,000 400,000 2,417,400 2,417,400 2,600,800	$	— — — 2,000,000 — — —	$	— — — — 181,925 181,925 201,498	$	— — 1,677,375 1,677,375 1,677,375 1,677,375 1,677,375	$	— — 2,077,375 4,077,375 4,276,700 4,276,700 4,479,673
Trotman	For cause Voluntary Disability Death Without cause Constructive Change in Control(1)		— — — — — — —	$	— — — 750,000 — — —		— — — — — — —	$	— — 1,543,185 1,543,185 — — 1,543,185	$	— — 1,543,185 2,293,185 — — 1,543,185
Meyer	For cause Voluntary Disability Death Without cause Constructive Change in Control(1)	$	— — 400,000 400,000 2,045,875 2,045,875 2,195,500	$	— — — 1,991,000 — — —		— — — — 147,882 147,882 1,056,854	$	— — 1,453,725 1,453,725 1,453,725 1,453,725 1,453,725	$	— — 1,853,725 3,844,725 3,647,482 3,647,482 4,706,079

(1)
In addition, if there is a change in control and termination does not occur, and if the successor does not assume the Restricted Stock Plan, all unvested shares of restricted stock would vest. In such event, each Named Executive Officer would realize the value set forth under the Accelerated Vesting Restricted Stock Value column, but not the amounts set forth under the other columns.

Payments upon Termination for Cause or upon Voluntary Termination

        If Mr. Zax's employment is terminated by Zenith for cause or is terminated by his voluntary resignation, he will receive his base salary through the end of the month in which the termination occurs. For these purposes, "cause" refers to a breach by Mr. Zax of his employment agreement.

        If the employment of any of Ms. Van Gundy or Messrs. Miller or Meyer is terminated by Zenith for "cause" or by them as a voluntary resignation, they will receive their base salary through the date on which the termination was effective. "Cause" is defined as the continued willful failure by Ms. Van Gundy or Messrs. Miller or Meyer to substantially perform their duties with Zenith, its subsidiaries or affiliates or other willful breach of their employment agreement (other than any such failure or breach resulting from their incapacity due to the physical or mental illness, injury or similar incapacity), their conviction of a felony, willful misconduct that is materially and demonstrably injurious to Zenith, or violation of their obligations under the employment agreement relating to confidentiality and non-competition.

        If a termination by Zenith of the employment of Ms. Van Gundy or Messrs. Zax, Miller or Meyer for cause had occurred, or if they had voluntarily terminated their employment, on December 31, 2007, they would not have been paid any sums or received any benefits other than the base salary that had already been earned by them through the termination date.

Payments upon Termination of Employment for Disability

        If Mr. Zax's employment is terminated as a result of his "disability," he will receive (1) his base salary and cash bonus earned through the termination date and (2) the base salary to which he would be entitled under his employment agreement and an annual cash bonus for a period of twelve months less amounts received pursuant to any long-term disability plans. Under the Restricted Stock Plan, any unvested shares of restricted stock will also vest, although Mr. Zax does not currently hold any shares of restricted stock. "Disability" is defined as "physical or mental incapacitation" for a period of one hundred eighty (180) consecutive days and physical or mental incapacitation is defined as Mr. Zax's inability for any reason whatsoever to devote his full time and efforts to the business of Zenith. For this purpose, bonus is assumed to equal the bonus that would have been earned for the year in which termination occurred.

        If the employment of any of Ms. Van Gundy or Messrs. Miller or Meyer is terminated for "disability," they will receive their then base salary through the date of termination plus a pro rata share of the annual cash bonus that would have otherwise been payable with respect to the year in which employment terminated. For this purpose, if the bonus for such year has not been determined, Ms. Van Gundy and Messrs. Miller and Meyer would be entitled to a bonus equal to the bonus paid or payable with respect to the immediately preceding year. "Disability" is defined as an absence by Ms. Van Gundy or Messrs. Miller or Meyer from full time performance of their duties with Zenith, its subsidiaries or affiliates, as a result of incapacity due to physical or mental illness, injury or similar incapacity for six months within any 18-month period and upon exhaustion of his or her Family Medical Leave and its California equivalent.

        Under the Restricted Stock Plan, any unvested shares of restricted stock then held by any recipient, including Ms. Van Gundy and Messrs. Miller, Trotman and Meyer, would vest upon termination of employment due to disability.

        If termination by Zenith of the employment of Ms. Van Gundy or Messrs. Zax, Miller, Trotman or Meyer due to their disability had occurred on December 31, 2007, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown:

	Bonus for Termination Year(1)	Salary Continuation		Bonus Continuation(2)	Accelerated Vesting of Restricted Stock Value(3)	Total
Zax	$3,000,000	$2,320,000	(4)	$3,000,000	—	$8,320,000
Van Gundy	250,000	—		—	$1,230,075	1,480,075
Miller	400,000	—		—	1,677,375	2,077,375
Trotman	—	—		—	1,543,185	1,543,185
Meyer	400,000	—		—	1,453,725	1,853,725

(1)
This column reflects cash bonuses earned for 2007 and paid in January 2008. These amounts are included in the Summary Compensation Table under the Bonus column for 2007. Because the termination for disability is assumed to have occurred on December 31, 2007, the full amount of the bonus, rather than a pro rata portion, has been reflected in this column.

(2)
Assumes bonuses will equal bonus for 2007.

(3)
Based upon the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007.

(4)
Based on Mr. Zax's annual base salary effective January 1, 2008 of $2,500,000 less disability payments of $180,000.

Payments upon Death while Employed

        Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate (1) his base salary and cash bonus earned through the date of death and (2) the base salary to which he would have been entitled under his employment agreement and an annual cash bonus for a period of twelve months. For this purpose, bonus is assumed to equal the bonus that would have been earned for the year in which termination occurred. Under the Restricted Stock Plan, any unvested shares of restricted stock will also vest, although Mr. Zax does not currently hold any shares of restricted stock.

        Upon the death of any of Ms. Van Gundy or Messrs. Miller or Meyer, Zenith will pay their then base salary to the date of death to her or his estate or the appropriate payee plus a pro rata share of the annual cash bonus that would have otherwise been payable with respect to the year in which employment terminated. For this purpose, if the bonus for such year has not been determined, Ms. Van Gundy and Messrs. Miller and Meyer would be entitled to a bonus equal to the bonus paid or payable with respect to the immediately preceding year.

        Under the Restricted Stock Plan, any unvested shares of restricted stock then held by any recipient, including Ms. Van Gundy and Messrs. Miller, Trotman and Meyer, would vest upon death while employed.

        If Ms. Van Gundy or Messrs. Zax, Miller, Trotman or Meyer had died on December 31, 2007, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of Common Stock in the values shown:

	Bonus for Termination Year(1)	Salary Continuation		Bonus Continuation(2)	Accelerated Vesting of Restricted Stock Value(3)	Life Insurance Proceeds(4)	Total
Zax	$3,000,000	$2,500,000	(5)	$3,000,000	—	$5,250,000	$13,750,000
Van Gundy	250,000	—		—	$1,230,075	1,600,000	3,080,075
Miller	400,000	—		—	1,677,375	2,000,000	4,077,375
Trotman	—	—		—	1,543,185	750,000	2,293,185
Meyer	400,000	—		—	1,453,725	1,991,000	3,844,725

(1)
This column reflects cash bonuses earned for 2007 and paid in January 2008. These amounts are included in the Summary Compensation Table under the Bonus column for 2007. Because the termination as a result of death is assumed to have occurred on December 31, 2007, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(2)
Assumes bonuses will equal bonus for 2007.

(3)
Based upon the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007.

(4)
For Mr. Zax, the proceeds shown are for the amount of life insurance currently maintained for him (although, as described above, he is entitled under his employment agreement to total aggregate coverage of $6,125,000, Mr. Zax has consented to this lesser amount of life insurance that is currently maintained for him). No other Named Executive Officer is entitled to a specific level of life insurance under his or her employment agreement. For all other Named Executive Officers, except Mr. Trotman, amounts shown are the total proceeds under the enhanced life insurance program for all senior officers of Zenith, as described on page 27 of this Proxy Statement, and includes proceeds under the group life program for all employees. These amounts are included even though the enhanced program is not effective until 2008. Mr. Zax and Mr. Trotman do not participate in the enhanced program and the amount shown for Mr. Trotman is the proceeds under the group life program for all employees. The amount shown for Mr. Miller is less than four times his annual salary because of certain underwriting limitations related to the amount of additional coverage.

(5)
Based on Mr. Zax's annual base salary effective January 1, 2008 of $2,500,000.

Payments upon Termination By Zenith other than for Cause, Disability or Death

        If Mr. Zax's employment is terminated by Zenith for any reason other than for his breach of his employment agreement, disability or death, Zenith will pay Mr. Zax (1) his base salary and cash bonus earned through the termination date and (2) the base salary to which he would be entitled under his employment agreement and annual cash bonuses through the remaining term of his employment agreement. In such instance, the bonus payable in each year would be equal to the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment. In addition, the five-year consulting agreement described on page 34 of this Proxy Statement would be entered into between Mr. Zax and Zenith.

        If the employment of any of Ms. Van Gundy or Messrs. Miller or Meyer is terminated by Zenith for any reason other than for cause, death or disability, in exchange for a release of claims, Zenith will: (1) pay them amounts at normal payroll frequency equal to salary at the time of termination for the greater of six months or the remaining term of the employment agreement plus any cash bonus attributable to such period (the "Severance Period"); (2) arrange to provide life insurance on their lives during the Severance Period; (3) pay the COBRA premium for their and their families' coverage, as applicable, under Zenith's medical, dental, vision and employee assistance plans until the expiration of the COBRA period or the end of the Severance Period, whichever first occurs, and if COBRA expires before the Severance Period and if any of Ms. Van Gundy or Messrs. Miller or Meyer is eligible for the California equivalent of COBRA ("CA-COBRA"), pay their CA-COBRA premiums for coverage under Zenith's medical plan until the expiration of the CA-COBRA period or the Severance Period, whichever first occurs; (4) pay such additional amount necessary to reimburse them for any taxes attributable solely to the receipt of the continued benefits of life insurance coverage and under the medical, dental vision and employee assistance plans; and (5) pay such additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes on "excess golden parachute payments," as defined in Section 280G of the Code. In addition, any unvested restricted stock held by Ms. Van Gundy and Messrs. Miller and Meyer would vest upon such termination. For these purposes, the amount of each future year's bonus is assumed to equal the bonus for the year in which termination occurred.

        If termination of the employment of Ms. Van Gundy or Messrs. Zax, Miller or Meyer had occurred on December 31, 2007 for any reason other than for cause (or breach of his employment agreement with respect to Mr. Zax), disability or death, then the following amounts would have been payable, and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown, under their respective employment agreements:

	Bonus for Termination Year(1)	Salary Continuation(2)	Bonus Continuation(3)	Benefits Continuation(4)	Accelerated Vesting of Restricted Stock Value(5)	280G Excise Tax Reimbursement(6)	Total
Zax(7)	$3,000,000	$5,000,000	$6,000,000	—	—	—	$14,000,000
Van Gundy	250,000	733,333	458,333	$111,547	$1,230,075	$0	2,783,288
Miller	400,000	1,284,067	733,333	181,925	1,677,375	0	4,276,700
Meyer	400,000	912,542	733,333	147,882	1,453,725	0	3,647,482

(1)
This column reflects cash bonuses earned for 2007 and paid in January 2008. These amounts are included in the Summary Compensation Table under the Bonus column for 2007. Because termination of employment is assumed to have occurred on December 31, 2007, the full amount of the bonus, rather than a pro rata portion, has been reflected in this column.

(2)
The annual base salaries on which each of the salary continuation is based for Ms. Van Gundy and Messrs. Zax, Miller and Meyer are $400,000, $2,500,000, $700,400 and $497,750, respectively. These amounts are calculated to the end of the term of the employment agreements, which is December 31, 2009 for Mr. Zax, and October 31, 2009 for each of Ms. Van Gundy and Messrs. Miller and Meyer.

(3)
Assumes bonuses will equal bonus for 2007; and amounts were calculated to the end of the term of the employment agreements, which is October 31, 2009 for Ms. Van Gundy and Messrs. Miller and Meyer and December 31, 2009 for Mr. Zax.

(4)
Amounts include reimbursement of payroll taxes due on the imputed income received. Reimbursement amounts were calculated based on maximum federal and California income taxes and Medicare tax.

(5)
Based upon the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007.

(6)
Section 280G of the Code does not apply to terminations not involving changes in control.

(7)
Not shown in the table are amounts relating to Mr. Zax's five-year consulting agreement described on page 34 of this Proxy Statement since ongoing service obligations of Mr. Zax are required to receive payment (except for benefit continuation in certain instances).

Payments upon Constructive Termination

        The employment agreement for Mr. Zax does not contain any constructive termination provisions absent a change in control, as discussed in the next section of this Proxy Statement.

        The employment agreement of each of Ms. Van Gundy and Messrs. Miller and Meyer provides that they may terminate their employment by claiming a "constructive termination," which is defined in the employment agreement as a termination by any of Ms. Van Gundy or Messrs. Miller or Meyer (a) because they are prohibited or restricted in the performance of their duties, (b) because any payment due them under their employment agreement remains unpaid for more than 60 days or (c) within specified periods following a change in control. (Termination following a change in control is discussed in the next section of this Proxy Statement.)

        If Ms. Van Gundy or Messrs. Miller or Meyer terminated their employment based on a constructive termination that does not involve a change in control, the amounts payable to them under their employment agreement are identical to the amounts payable as if they were terminated by Zenith for other than cause, disability or death (and in order to receive the constructive termination payments, they would have had to execute releases of claims). Accordingly, if any of Ms. Van Gundy or Messrs. Miller or Meyer had terminated on December 31, 2007, claiming there had been a constructive termination, then the amounts payable to them would be identical to the amounts shown in the immediately preceding table.

Payments upon Termination following a Change in Control

        Under Mr. Zax's employment agreement, upon a change in control, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not vested and exercisable at such time, become immediately vested and exercisable. If Mr. Zax's employment terminates within 270 days following a change in control, Mr. Zax may elect to be cashed-out of his stock options in lieu of exercising the options. Mr. Zax currently does not hold any stock options or stock appreciation rights and Zenith does not currently have any plans under which stock options or stock appreciation rights may be granted. Although Zenith does have a restricted stock plan, Mr. Zax does not currently hold any shares of restricted stock. In addition, if Mr. Zax's employment is terminated subsequent to any change in control, either by Mr. Zax for any reason within 180 days of the change in control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax would receive his base salary and cash bonus earned through the termination date. He would also be entitled to receive (a) a cash lump sum payment equal to the greater of (1) twice the sum of his then current base salary and the highest annual cash bonus paid or payable during the three consecutive years immediately preceding termination of employment or (2) the actuarial equivalent of the base salary to which he would have been entitled under his employment agreement and annual bonuses (each of which is to be equal to the highest bonus paid or payable during the three consecutive years immediately preceding termination of employment) that would have been payable to him for the remaining term of his employment agreement; (b) continuation of life, disability, dental, accident and group health insurance benefits for the remaining term of his employment agreement, plus an additional amount necessary to reimburse him for any taxes attributable solely to his receipt of such benefits; and (c) an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes due on "excess golden parachute payments," as defined in Section 280G of the Code. In addition, the five-year consulting agreement described on page 34 of this Proxy Statement would be entered into between Mr. Zax and Zenith.

        Under Mr. Zax's employment agreement, a change in control of Zenith is defined as:

  •
  a merger or consolidation of Zenith with or into another company or corporation, except for:

  (a)
  a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Zenith or such surviving entity outstanding immediately after such merger or consolidation; or

  (b)
  a merger or consolidation effected to implement a recapitalization of Zenith (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the combined voting power of Zenith's then outstanding securities; or

  •
  a sale of all or substantially all of Zenith's assets; or

  •
  a change in the identities of a majority of the members of the Board of Zenith within a one-year period or less; or

  •
  an assignment of Mr. Zax's employment agreement by Zenith; or

  •
  any other transaction which would require any party or affiliated group of parties to obtain approval from, or require such transactions to be presented for approval by, the California Insurance Commissioner (assuming there is no preemption of California insurance laws by federal law).

        The employment agreements of Ms. Van Gundy and Messrs. Miller and Meyer permit them to terminate their employment claiming a constructive termination if there is a change in control of Zenith and they give written notice to Zenith of termination of their employment agreement within 180 days thereafter.

        A "change in control" is defined in the employment agreement of each of Ms. Van Gundy and Messrs. Miller and Meyer as either:

  •
  a merger or consolidation of Zenith with or into another company or corporation, except for:

  (a)
  a merger or consolidation which would result in the voting securities of Zenith outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of Zenith or such surviving entity outstanding immediately after such merger or consolidation; or

  (b)
  a merger or consolidation effected to implement a recapitalization of Zenith (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than 50% of the combined voting power of Zenith's then outstanding securities; or

  •
  a sale of all or substantially all of Zenith's assets; or

  •
  a change in the identities of a majority of the members of Zenith's Board within a one-year period or less; or

  •
  an acquisition, directly or indirectly, by any person or related group of persons (other than Zenith or a person that is controlled by Zenith), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of Zenith's outstanding securities.

        If any of Ms. Van Gundy or Messrs. Miller or Meyer terminates employment claiming a constructive termination based on a change in control taking place, there would only be two differences in the early termination provisions in such event as compared to a constructive termination other than following a change in control. The first difference is that the "Severance Period" (as described on page 45 of this Proxy Statement) would change from the greater of six months or the remaining term of the employment agreement to the greater of two years or the remaining term of the employment agreement. The second difference is that any amounts payable for salary and cash bonus for the Severance Period would be paid in a lump sum, rather than in installments. The provisions on providing life insurance coverage and payment of COBRA or CA-COBRA premiums under Zenith's medical, dental, vision and employee assistance plans would continue to apply during the changed definition of the Severance Period.

        Under the Restricted Stock Plan, any unvested shares of restricted stock then held by any recipient, including Ms. Van Gundy and Messrs. Miller, Trotman and Meyer, would vest upon a change in control if the successor did not assume the Restricted Stock Plan. For the purposes of this section, it is assumed the successor does not assume the Restricted Stock Plan.

        As a result, if termination of the employment of Ms. Van Gundy or Messrs. Zax, Miller, Trotman or Meyer had occurred on December 31, 2007, based on a change in control, the following amounts would have been payable and they would have acquired unrestricted ownership of the shares of restricted stock in the values shown:

	Bonus for Termination Year(1)	Salary Continuation		Bonus Continuation		Benefits Continuation(2)	Accelerated Vesting of Restricted Stock Value(3)	280G Excise Tax Reimbursement(4)	Total
Zax(5)	$3,000,000	$5,000,000	(6)	$6,000,000	(6)	$337,601	—	$0	$14,337,601
Van Gundy	250,000	800,000		500,000	(7)	123,640	$1,230,075	817,726	3,721,441
Miller	400,000	1,400,800		800,000	(7)	201,498	1,677,375	0	4,479,673
Trotman	—	—		—		—	1,543,185	—	1,543,185
Meyer	400,000	995,500		800,000	(7)	164,010	1,453,725	892,844	4,706,079

(1)
This column reflects cash bonuses earned for 2007 and paid in January 2008. These amounts are included in the Summary Compensation Table under the Bonus column for 2007. Because termination of employment is assumed to have occurred on December 31, 2007, the full amount of the bonus, rather than a pro rata portion has been reflected in this column.

(2)
Amounts include reimbursement of payroll taxes due on the imputed income received. Reimbursement amounts were calculated based on maximum federal and California income taxes and Medicare tax.

(3)
Based upon the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007.

(4)
Calculations based on assumptions that change in control occurred on December 31, 2007 and termination of employment occurred on that date; all restricted stock awards vested on December 31, 2007; and that payments are made in a lump sum and subject to maximum federal and California income taxes and Medicare tax.

(5)
Not shown in the table are amounts relating to Mr. Zax's five-year consulting agreement described on page 34 of this Proxy Statement since ongoing service obligations of Mr. Zax are required to receive payment (except for benefit continuation in certain instances).

(6)
Under Mr. Zax's employment agreement he is entitled to a cash lump sum payment equal to the greater of (1) twice the sum of his then current base salary and the highest annual cash bonus paid or payable during the three consecutive years immediately preceding termination of employment or (2) the actuarial equivalent of the base salary to which he would have been entitled under his employment agreement and annual cash bonuses that would have been payable to him for the remaining term of his employment agreement. In making these calculations, for the purpose of the arriving at estimated termination payments, Mr. Zax's annual salary of $2,500,000 effective January 1, 2008 was used rather than his salary of $2,000,000 in effect on December 31, 2007. Accordingly, twice the sum of his annual base salary ($2,500,000) and his annual bonus ($3,000,000) is $11,000,000 (consisting of $5,000,000 salary and $6,000,000 bonus). This $11,000,000 total is greater than the actuarial equivalent of $10,320,205 of the total of Mr. Zax's base salary and bonus for the balance of the term of his current employment agreement (which ends on December 31, 2009). (The actuarial equivalent was calculated as the present value at December 31, 2007, discounted at 5% per year, of Mr. Zax's annual salary of $2,500,000 and annual bonus of $3,000,000 over two years). Consistent with present payroll practices, the salary is considered paid in 48 semi-monthly payments of $104,167 each, commencing January 15, 2008 and the annual bonus payments are considered paid on January 15, 2009 and 2010.

(7)
Assumes annual bonuses will equal bonus for 2007.

Payments Following a Change in Control (Without Termination of Employment)

        Under the Restricted Stock Plan, if there is a change in control, as described on page 37 of this Proxy Statement, and if the successor does not assume the Restricted Stock Plan, all unvested shares of restricted stock would vest. This would include unvested shares of restricted stock held by Ms. Van Gundy and Messrs. Miller, Trotman and Meyer and such vesting would occur even if their employment is not terminated due to the change in control. Accordingly, if there had been a change in control under the Restricted Stock Plan on December 31, 2007, the following number of unvested shares would have vested for Ms. Van Gundy and Messrs. Miller, Trotman and Meyer at the values shown based on the NYSE closing price of $44.73 per share of Common Stock on December 31, 2007:

	Number of shares	Market value
Van Gundy	27,500	$1,230,075
Miller	37,500	1,677,375
Trotman	34,500	1,543,185
Meyer	32,500	1,453,725

EQUITY COMPENSATION PLAN INFORMATION

        The following is a summary, as of December 31, 2007, of the shares of Common Stock that may be issued pursuant to outstanding options, rights or warrants granted under Zenith's equity compensation plans and the number of shares available for future issuance under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—		—		14,125	(1)
Equity compensation plans not approved by security holders(2)	—		—		—

Total	—	(3)	—	(3)	14,125

(1)
These are available under the Restricted Stock Plan.

(2)
There are currently no equity compensation plans not approved by security holders.

(3)
Zenith currently does not maintain any plan under which options, warrants or rights may be issued.

        Zenith also maintains an employee stock purchase plan that was approved by stockholders in 2007 and which is available to all employees. Under the terms of the plan, a participant may elect to contribute, by payroll deduction, up to 25% of his or her pre-tax salary or wages on a calendar-year basis. Each participant's contribution is matched by a cash contribution from Zenith of 25% of the participant's payroll deductions and the combined amount is used to purchase Common Stock on the open market for the participant. No securities are issuable under the employee stock purchase plan. Zenith's matching contribution is limited to $1,000,000 per calendar year on a plan-wide basis and upon reaching this limit, no further matching contributions may be made by Zenith for the remainder of the calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        All decisions on Executive Officer compensation for 2007 were made by the Compensation Committee. The committee consisted of Messrs. Tsai (Chairman), Miller, Rothenberg and Zavis, none of whom is or was an officer or employee of Zenith or any of its subsidiaries and none of whom has any relationship with Zenith that is required to be disclosed.

APPROVAL OF AN INCREASE OF 370,000 SHARES OF COMMON STOCK RESERVED FOR
AWARDS UNDER THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN
(Item 2 on Proxy Card)

        The Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Restricted Stock Plan") permits the awarding of restricted stock to our employees and non-employee Directors. Generally, "restricted stock" is Common Stock that may not be transferred or otherwise disposed of for a specified period of time. The purposes of the Restricted Stock Plan are to attract and retain highly qualified personnel who will contribute to Zenith's success and to provide incentives that are linked directly to increases in stockholder value. In 2004, stockholders initially approved the Restricted Stock Plan and 250,000 shares of Common Stock for awards under it (which was adjusted to 375,000 shares as a result of the three-for-two stock split in October 2005). In 2005, stockholders approved an amendment and restatement of the plan, so as to allow awards to non-employee Directors. In 2006, stockholders approved a second amendment and restatement of the Restricted Stock Plan, so as to allow an increase of 250,000 shares of Common Stock reserved for awards under the plan.

        We are asking Zenith's stockholders to approve an increase of 370,000 shares of Common Stock to be reserved for awards under the Restricted Stock Plan, which represents approximately one percent (1%) of our outstanding shares of Common Stock. The increase will be reflected in a third amendment and restatement of the plan, as attached hereto as Appendix "A." The plan, as attached, is identical to the current second amended and restated plan, except for the increase by 370,000 in the number of shares reserved for awards from the currently authorized 625,000 to 995,000. Of the 625,000 shares currently authorized under the plan, a balance of 14,125 shares of Common Stock remains available for awards as of March 17, 2008 and if the 370,000 increase is approved by stockholders, there would be 384,125 shares of Common Stock available for future awards under the plan.

        On February 20, 2008, the Compensation Committee approved the increase in the number of shares of Common Stock to be awarded under the Restricted Stock Plan and so recommended to the Board. On February 21, 2008, the Board authorized an additional 370,000 shares of Common Stock to be reserved for awards under the Restricted Stock Plan, subject to stockholder approval, and also recommended that stockholders approve such increase. In approving the increase of 370,000 shares, the Board determined that the 14,125 shares then remaining available for awards were insufficient to provide for the continued proper compensation and incentivization of non-employee Directors and employees and that increasing the number of shares available for awards reflects the best interests of Zenith and its stockholders.

        We have no other equity compensation plans, except for an employee stock purchase plan that was approved by stockholders in 2007. This plan is available to all employees, and only provides for purchases of Common Stock in the open market. (See page 50 of this Proxy Statement for a description of the employee stock purchase plan.)

        The essential features of the Restricted Stock Plan are summarized below. The following summary of the Restricted Stock Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the plan, which is attached as Appendix "A" to this Proxy Statement.

General

        If stockholders approve the increase in shares of Common Stock reserved for awards under the Restricted Stock Plan, there would be available for future awards a total maximum of 384,125 shares of

Common Stock (consisting of the 14,125 shares currently available plus the 370,000 shares for which stockholders' approval is requested). If an award is forfeited in whole or in part, the forfeited shares that were subject to the award will become available for future grants under the Restricted Stock Plan, unless the plan has been terminated.

        The Restricted Stock Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (commonly known as "ERISA").

        On March 17, 2008, the NYSE closing price was $33.85 per share of Common Stock. The actual benefits to the holders of restricted stock issued under the Restricted Stock Plan are not determinable prior to the vesting of such shares of restricted stock, as the value of the Common Stock may fluctuate between the time of grant and the time such shares become non-forfeitable and free of restrictions (i.e., "vested").

Administration

        The Restricted Stock Plan will be administered by the Board or by the Compensation Committee of the Board. The Compensation Committee is currently administering the plan. The plan administrator has the authority to grant awards of restricted stock and otherwise administer the Restricted Stock Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Restricted Stock Plan.

Eligibility

        Employees and non-employee Directors of Zenith and its subsidiaries are eligible to receive awards under the Restricted Stock Plan. The plan administrator selects the individuals who will receive awards under the Restricted Stock Plan, and determines the terms of awards to be granted and the number of shares subject to these awards. In making these determinations, a number of factors are taken into account, including the duties and responsibilities of the individual, the value of the individual's services to Zenith, the individual's present and potential contribution to Zenith's success, past awards and other relevant factors. As of March 17, 2008, there were approximately 1,600 employees (including the Executive Officers of Zenith) and 8 non-employee Directors eligible to receive grants under the Restricted Stock Plan.

Restricted Stock

        Upon the awarding of restricted stock under the Restricted Stock Plan, the participant is advised in writing of the terms, conditions and restrictions related to the award, including among other things, the number of shares of Common Stock that are subject to the award, the price to be paid, restrictions on the transferability or disposition of the Common Stock and any other terms, conditions and restrictions applicable to the award as determined by the plan administrator.

        Due to state law requirements, participants must pay at least the par value of $1.00 per share of the Common Stock for each share of restricted stock. This purchase price may be paid in cash or, at the discretion of the plan administrator, by (a) delivery of unrestricted shares of Common Stock that have been held for at least six (6) months, (b) cancellation of indebtedness, (c) services rendered or (d) any combination of the foregoing. We anticipate that the purchase price for shares of restricted stock awarded under the Restricted Stock Plan will be paid with services rendered, which is consistent with the current administration of the plan.

        The plan administrator also prescribes the restrictions and conditions imposed on the restricted stock award. Under the plan, an award of restricted stock granted to an employee will become vested:

  •
  with respect to 50% of the shares subject to such award, no earlier than two (2) years from the date of grant of the award; and

  •
  with respect to the remaining 50% of the shares subject to such award, no earlier than four (4) years from the date of grant of the award.

        Under the plan, an award of restricted stock granted to a non-employee Director will become vested no earlier than with respect to one-third (1/3) of the shares subject to such award on each of the first three (3) anniversaries of the date of grant of the award.

        Under the plan, an award of restricted stock will become fully vested upon the participant's death or termination of employment or service due to disability. Subject to certain limitations, the plan administrator may also accelerate the vesting of an award in its discretion, based upon factors it determines appropriate including, but not limited to, the attainment of certain performance-related goals or the termination of the recipient's employment or service with Zenith.

        In accordance with the parameters set out above, awards of restricted stock made to date by the plan administrator to employees vest at two years after the grant as to one-half of the award and at four years after the grant as to the balance. Awards of restricted stock made to date by the plan administrator to non-employee Directors vest one-third a year for the three years after the grant.

        In general, the recipient of a restricted stock award will have the rights of a holder of Common Stock, including the right to vote the shares and to receive dividends.

        The agreement between the participant and Zenith evidencing an award under the Restricted Stock Plan may contain such other terms, provisions and conditions not inconsistent with the plan as may be determined by the plan administrator. The forms of agreement currently used by the plan administrator for grants to employees and non-employee Directors are filed as exhibits to Zenith's Annual Report on Form 10-K for the year ended December 31, 2007.

Adjustments upon Changes in Capitalization

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in (1) the aggregate number of shares of the Common Stock reserved for issuance under the Restricted Stock Plan and (2) the kind, number and purchase price of shares of Common Stock subject to outstanding awards of restricted stock granted under the plan. Other substitutions or adjustments shall be made as determined in the plan administrator's discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control of Zenith

        In the event of a change in control of Zenith, unless an award of restricted stock is assumed by the successor corporation or substituted with an equivalent award, the restricted stock will become fully vested and free of restrictions. A "change in control" of Zenith is defined in the Restricted Stock Plan, and generally includes any of the following:

  •
  a person or entity becomes the owner of 50% or more of the voting stock of Zenith (including by way of a merger or consolidation);

  •
  a majority of the Board is replaced by directors who were not approved or recommended by the incumbent Board;

  •
  Zenith's stockholders approve a plan of complete liquidation or dissolution of Zenith; or

  •
  all or substantially all the assets of Zenith are sold or disposed of.

Amendment and Termination

        The Board may amend or terminate the Restricted Stock Plan at any time; provided, that to the extent required by applicable law or stock exchange rules, stockholder approval is necessary to amend the plan to (1) increase the number of shares of Common Stock reserved for issuance under the plan or (2) change the class of persons eligible to participate in the plan. The plan administrator may amend the terms of any outstanding award. However, no amendment to the plan or to an award may impair any award previously granted under the Restricted Stock Plan unless agreed to by the affected participant.

        The Restricted Stock Plan will terminate on the tenth anniversary of the date the plan was originally approved by Zenith's stockholders (May 26, 2014), provided that any awards then outstanding under the plan will remain outstanding until they expire by their terms.

New Plan Benefits

        Zenith cannot currently determine the number of shares of restricted stock that may be granted under the Restricted Stock Plan in the future to employees and non-employee Directors. However, pursuant to the compensation plan currently established for non-employee Directors, each of the eight non-employee Directors, who are elected at the Annual Meeting will be awarded 2,500 shares of restricted stock following such election. The aggregate value and number of such shares are shown in the following table.

Proposed Awards
Zenith National Insurance Corp. 2004 Restricted Stock Plan

Name and Position	Dollar Value	Number of Shares
Stanley R. Zax	$0	0
Kari L. Van Gundy	0	0
Jack D. Miller	0	0
Keith E. Trotman	0	0
Robert E. Meyer	0	0
All current Executive Officers as a group	0	0
All current Directors (other than Executive Officers) as a group	677,000	20,000
All employees (including all current officers who are not Executive Officers) as a group	0	0

        "Dollar Value" is the NYSE closing price of $33.85 per share of Common Stock on March 17, 2008, multiplied by the Number of Shares anticipated to be granted to the non-employee Director.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting, including abstentions (which are counted as votes against the proposal) but excluding broker non-votes (which are not counted).

        THE COMPENSATION COMMITTEE OF OUR BOARD AND OUR BOARD HAVE DETERMINED THAT INCREASING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN BY 370,000 SHARES IS IN THE BEST INTERESTS OF ZENITH AND ITS STOCKHOLDERS AND HAVE APPROVED SUCH INCREASE. OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD UNDER THE PLAN BY 370,000 SHARES.

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS ZENITH'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008
(Item 3 on Proxy Card)

        Because it is a public company, Zenith's independent auditors are required to be an Independent Registered Public Accounting Firm pursuant to the rules and regulations of the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP ("PwC"), an Independent Registered Public Accounting Firm, was Zenith's independent auditors for fiscal year 2007. The Audit Committee has appointed PwC as the Independent Registered Public Accounting Firm to serve as independent auditors to examine and report to stockholders on the consolidated financial statements of Zenith and its subsidiaries for fiscal year 2008. We are asking stockholders to ratify the appointment of PwC as Zenith's Independent Registered Public Accounting Firm. Representatives of PwC will be present at the Annual Meeting and will be given an opportunity to make a statement, as well as being available to respond to appropriate questions.

INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES

Independent Auditors Fees

        Fees billed to Zenith by PwC during 2007 and 2006 were as follows:

Audit Fees

        The aggregate fees (including expenses) billed in 2007 and 2006 to Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the years ended December 31, 2007 and December 31, 2006, reviews of financial statements included in the Quarterly Reports on Form 10-Q for 2007 and 2006, and in connection with Zenith's statutory and regulatory filings for 2007 and 2006 were $1,588,700 and $1,818,518, respectively. The aggregate fees for 2007 include $483,000 related to PwC's audit of the effectiveness of internal control over financial reporting as of December 31, 2007 and the aggregate fees for 2006 included $695,000 related to PwC's audit of management's assessment of the effectiveness of internal control over financial reporting in addition to the effectiveness of internal control over financial reporting as of December 31, 2006.

        The foregoing is summarized in tabular form as follows:

	2007	2006
Aggregate Audit Fees	$1,588,700	$1,818,518
Included in the Audit Fees shown above for audit of internal control over financial reporting	483,000	695,000

Audit-Related Fees

        The aggregate fees (including expenses) billed to Zenith in 2007 and 2006 by PwC for assurance and related services by PwC that are reasonably related to the performance of the audit or reviews of Zenith's financial statements for 2007 and 2006 that are not reported under "Audit Fees" were $51,000 and $48,000, respectively. The services comprising these fees were the audits of Zenith's 401(k) plan performed in 2007 and 2006.

Tax Fees

        The aggregate fees billed to Zenith in 2007 and 2006 by PwC for professional services rendered by PwC for tax compliance, tax advice and tax planning were $91,700 and $103,983, respectively. The services comprising these fees were primarily reviews and advice on Zenith's federal income and state franchise tax returns for 2007 and 2006.

All Other Fees

        The aggregate fees billed to Zenith in 2007 and 2006 by PwC for products and services (other than the services reported under "Audit Fees," "Audit-Related Fees" and "Tax Fees") were $8,500 and $16,520, respectively. In 2007, the fees were for a license to use PwC's proprietary accounting research database. In 2006, the fees were also for such license and PwC's providing certain information to the California Department of Insurance in connection with its triennial audit of Zenith Insurance.

Pre-Approval of Independent Auditors' Services

        All of PwC's services were pre-approved by the Audit Committee in 2007. The Audit Committee pre-approves services either: (1) by approving a request from management to engage PwC for a specific project at a specific fee or rates; or (2) by pre-approving certain types of services that would comprise the fees within each of the above captions at PwC's usual and customary rates. Under this second category, the services pre-approved for each of the above captions were: "Audit Services"—review of unaudited consolidated quarterly financial statements included in the Quarterly Reports on Form 10-Q prior to filing with the Commission; "Tax Fees"—review of, and advice on, federal and state tax returns; and "All Other Fees"—license of PwC's proprietary accounting research database.

        There were no waivers of the pre-approval requirements. All services were pre-approved by the Audit Committee prior to the commencement of services by PwC.

        Stockholder ratification of the appointment of PwC as Zenith's independent auditors is not required under Delaware law or under our Certificate of Incorporation or Bylaws. If stockholders do not ratify the appointment of PwC as Zenith's independent auditors for fiscal year 2008, the Audit Committee will evaluate what would be in the best interests of Zenith and its stockholders and consider whether to appoint new independent auditors or keep PwC as Zenith's independent auditors. Even if stockholders ratify the appointment of PwC, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such change would be in the best interests of Zenith and its stockholders.

        In order to be adopted, this proposal requires the affirmative vote of a majority of the shares represented in person or by proxy and voted at the Annual Meeting, including abstentions.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

        A "Code of Ethics for Senior Financial Officers" was revised and readopted by the Board on February 11, 2004. This code applies to Zenith's principal executive officer, its principal financial officer and its principal accounting officer. A copy of the current code is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

CODE OF BUSINESS CONDUCT

        A "Code of Business Conduct" was revised and readopted by the Board on December 7, 2006. This code, which governs business conduct and ethics, applies to Zenith's directors, officers and employees. A copy of the current code is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

RELATED PERSON TRANSACTIONS APPROVAL POLICY AND PROCEDURES

        The Board adopted a written Related Person Transactions Policy on December 7, 2006, which requires the review and approval by the Audit Committee of all transactions between Zenith and any Director, Executive Officer, 5% or greater stockholder, an immediate family member of any of the foregoing, or any entity of which any of the foregoing persons is an employee, principal or significant owner. If the Audit Committee is unable to convene, the Chair of the Audit Committee is delegated the authority to review and approve transactions subject to the policy. In addition, the General Counsel and the Chief Financial Officer of Zenith are responsible for the day-to-day enforcement of the policy. Excluded from review and approval under the policy are donations to a charitable or not-for-profit organization of $100,000 or less in any calendar year, political contributions of $50,000 or less in any calendar year, and compensation, benefits and perquisites that have been approved in accordance with other established procedures of Zenith.

        During 2007, there were no transactions that required review or approval as a related person transaction under the Related Person Transactions Policy.

        The Related Person Transactions Policy is posted on Zenith's website, www.thezenith.com, and is also available in print to stockholders upon written request addressed to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

        Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next annual meeting of stockholders to be held in 2009 must submit such proposals to Zenith no later than November 24, 2008 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 7, 2009 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to: Corporate Secretary, Zenith National Insurance Corp., 21255 Califa St., Woodland Hills, California 91367.

By Order of the Board of Directors
/s/ HYMAN J. LEE JR. Hyman J. Lee Jr. Vice President and Secretary
Dated: March 24, 2008

APPENDIX A

THIRD AMENDED AND RESTATED
ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN

        (Reflecting a single change from the Second Amended and Restated 2004 Zenith National Insurance Corp. Restricted Stock Plan to increase the number of shares of Common Stock reserved for awards by 370,000, which was approved by the Compensation Committee on February 20, 2008, the Board of Directors on February 21, 2008 and Stockholders on May 13, 2008.)

Section 1.    General Purpose of Plan; Definitions.

        This plan is the Zenith National Insurance Corp. 2004 Restricted Stock Plan (the "Plan"). The purpose of the Plan is to enable the Company (as defined below) to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (as defined below) that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

        (a)   "Administrator" means the Board or the Committee, as appointed by the Board in accordance with Section 2 below.

        (b)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (c)   "Board" means the board of directors of the Company.

        (d)   "Change in Control" means, following the Effective Date, one of the following events:

          (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (3) below; or

          (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: (i) directors who, on the date hereof, constitute the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

          (3)   there is consummated a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (4)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, of which at least 50% of the combined voting power of its voting securities is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        (e)   "Committee" means the Compensation Committee of the Board. If at any time or to any extent the Board does not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

        (f)    "Company" means Zenith National Insurance Corp., a Delaware corporation (or any successor corporation).

        (g)   "Disability" means the inability of a Participant to substantially perform his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six (6) months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

        (h)   "Effective Date" shall have the meaning set forth in Section 10.

        (i)    "Eligible Recipient" means an employee or director of the Company or of any Parent or Subsidiary.

        (j)    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        (k)   "Fair Market Value" means, as of any given date, with respect to any awards granted hereunder, (A) the closing sale price of a share of Stock on such date on the principal securities exchange on which the Company's equity securities are listed or traded, (B) the fair market value of a share of Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of a share of Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

        (l)    "Parent" means any entity that is the Beneficial Owner of 50% or more of the combined voting power of all classes of stock of the Company.

        (m)  "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive awards of Restricted Stock.

        (n)   "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Parent or Subsidiary, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by substantially all of the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (o)   "Plan" shall have the meaning set forth in the first paragraph of this Section 1.

        (p)   "Restricted Period" shall have the meaning set forth in Section 5(f)(i).

        (q)   "Restricted Stock" means shares of Stock subject to restrictions on sale, transfer, pledge or assignment during a Restricted Period pursuant to Section 5.

        (r)   "Restricted Stock Award Agreement" shall have the meaning set forth in Section 5(d).

        (s)   "Stock" means the common stock, par value $1.00 per share, of the Company.

        (t)    "Subsidiary" means any entity with respect to which the Company is the Beneficial Owner of 50% or more of the total combined voting power of all classes of stock of such entity.

        (u)   "Unrestricted Stock" means Restricted Stock for which the Restricted Period has lapsed.

Section 2.    Administration.

        The Plan shall be administered in accordance with the requirements of Rule 16b-3, promulgated under the Exchange Act, by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the discretion of the Board.

        The Administrator shall have the power and authority to grant awards of Restricted Stock to Eligible Recipients pursuant to the terms of the Plan. Except as otherwise provided herein, the Administrator shall have the authority:

        (a)   to select those Eligible Recipients who shall be Participants;

        (b)   to determine whether and to what extent awards of Restricted Stock are to be granted hereunder to Participants;

        (c)   to determine the number of shares of Stock to be covered by each award granted hereunder and the purchase price thereof; and

        (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each award granted hereunder, including, but not limited to, the restrictions applicable to awards of Restricted Stock and the conditions under which restrictions applicable to such awards of Restricted Stock shall lapse.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Stock Subject to Plan.

        The total number of shares of Stock reserved and available for issuance under the Plan shall be 995,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. To the extent that any shares of Stock subject to any award of Restricted Stock granted hereunder are forfeited, such shares of Stock shall again be available for issuance in connection with future awards granted under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of shares of Stock reserved for issuance under the Plan, and (ii) the kind, number and purchase price of shares of Stock subject to outstanding awards of Restricted Stock granted under the Plan, in each case, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 4.    Eligibility.

        Eligible Recipients shall be eligible to receive awards of Restricted Stock. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients, and the Administrator shall determine, in its sole discretion, the number of shares of Stock covered by each such award.

Section 5.    Restricted Stock.

        (a)    General.    Awards of Restricted Stock may be granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of shares to be awarded; the price to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period (as defined in Section 5(f)) applicable to awards of Restricted Stock, including any applicable performance objectives; and all other conditions of the awards of Restricted Stock. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

        (b)    Purchase Price.    The Administrator shall determine the purchase price to be paid for each share of Restricted Stock; provided, that such per share purchase price shall not be less than par value.

        (c)    Form of Payment.    The purchase price for an award of Restricted Stock may be paid in cash or its equivalent. The Administrator may in its discretion allow payment in the form of (i) shares of unrestricted Stock owned by the Eligible Recipient for greater than six (6) months, the Fair Market Value of which on the purchase date is equal to the purchase price of the Restricted Stock, (ii) cancellation of indebtedness, (iii) services rendered or (iv) any combination of the foregoing.

        (d)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such award unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company within a period of thirty (30) days (or such other period as the Administrator may specify) after the award date.

        (e)    Form of Restricted Stock.    The Company may, in its discretion, reflect ownership of Restricted Stock through the issuance of stock certificates, in book-entry form or any combination thereof.

        If the Company elects to issue stock certificates evidencing shares of Restricted Stock, the Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such award. The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in escrow in the custody of the Company (or as otherwise determined by the Administrator) until the restrictions thereon have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award. Promptly after the Restricted Period has lapsed without forfeiture in respect of such shares of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine, certificates for shares of Unrestricted Stock shall be delivered to the Participant.

        If the Company elects to reflect Restricted Stock ownership in book-entry form, it shall establish on its books a Restricted Stock account in the Participant's name, and shall credit to such account the number of shares of the Participant's Restricted Stock. The book entry shares of Restricted Stock shall be subject to the restrictions described in Section 5(f) until the termination of the Restricted Period, whereupon the shares of Unrestricted Stock shall promptly be transferred to the Participant in the form and registration as indicated by the Participant.

        (f)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 5 shall be subject to the following restrictions and conditions:

            (i)    Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such award, during such period as may be established by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals or the Participant's termination of employment or service as a director with the Company or any Parent or Subsidiary; and provided further that the Administrator shall not waive such Restricted Period established pursuant to the foregoing, except in the case of death, disability or retirement of that Participant or the occurrence of a Change in Control (except that a number of shares equal to ten percent (10%) of the total shares of Restricted Stock that had been authorized for award under the Plan are exempt from such waiver restriction). Subject to the foregoing, the following shall apply to all awards of Restricted Stock:

              (1)   with respect to awards of Restricted Stock granted to employees, except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the second (2nd) anniversary of the date of grant of an award of Restricted Stock with respect to 50% of the shares of Stock subject to such award and (B) the fourth (4th) anniversary of the date of grant with respect to the remaining 50% of the shares of Stock subject to such award;

              (2)   with respect to awards of Restricted Stock granted to directors (who are not also employees), except with respect to the lapse of the Restricted Period upon attainment of specified performance goals, the Restricted Period shall not lapse earlier than (A) the first (1st) anniversary of the date of grant of such award with respect to one-third (1/3) of the shares of Stock subject to such award, (B) the second (2nd) anniversary of the date of grant of such award with respect to an additional one-third (1/3) of the shares of Stock subject to such award and (C) the third (3rd) anniversary of the date of grant of such award with respect to the remaining one-third (1/3) of the shares of Stock subject to such award; and

              (3)   the Restricted Period shall lapse in full upon the death of the Participant or termination of the Participant's employment or service due to Disability.

            (ii)   Except as otherwise provided in this Section 5, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Unless otherwise provided in a Restricted Stock Award Agreement, ordinary-course cash dividends paid with respect to Restricted Stock shall be paid to the Participant and extraordinary dividends (as determined by the Administrator) shall be held by the Company, in escrow or as otherwise determined by the Administrator, until the Restricted Period applicable to such Restricted Stock lapses. If the Restricted Stock pursuant to which such extraordinary dividends were paid is forfeited, such dividends shall also be forfeited and returned to the Company.

            (iii)  The rights of Participants upon termination of employment or service with the Company or any Parent or Subsidiary during the Restricted Period applicable to such Participant's Restricted Stock shall be set forth in the Restricted Stock Award Agreement governing the award of such Restricted Stock.

Section 6.    Change in Control.

        Upon a Change in Control, unless awards of Restricted Stock are assumed by a successor corporation or equivalent awards are substituted therefor, all awards of Restricted Stock shall become fully vested and free of restrictions.

Section 7.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that, without the approval of the stockholders (as described below), would:

        (a)   except as provided in Section 3, increase the total number of shares of Stock reserved for issuance under the Plan;

        (b)   change the class of persons eligible to participate in the Plan; or

        (c)   modify the Plan to materially increase the benefits accruing to Participants.

        Notwithstanding the foregoing, stockholder approval under this Section 7 shall only be required at such time and under such circumstances as stockholder approval would be required under stock exchange rules or other applicable law or regulation with respect to amendment of the Plan.

        The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any Participant without his or her consent.

Section 8.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 9.    General Provisions.

        (a)   Shares of Stock shall not be issued pursuant to any award granted hereunder unless the issuance and delivery of such shares of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Stock may then be listed.

        (b)   The Administrator may require each person acquiring shares of Stock hereunder to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof. The certificates for such shares of Stock may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

        (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases. Neither the adoption of the Plan nor the grant of an award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

        (d)   Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 10.    Stockholder Approval; Effective Date of Plan.

        The Plan shall be effective as of the date the Plan is approved by stockholders of the Company (the "Effective Date"). No grant of any award hereunder shall be made prior to stockholder approval of the Plan.

Section 11.    Term of Plan.

        No awards of Restricted Stock shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by the times and dates indicated on the reverse side of this proxy.
Vote by Internet • Log on to www.envisionreports.com/zenith. • Follow the steps outlined on the secured website.
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A    Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Item 1 and FOR Items 2 and 3.

1. Election of Directors:	01 - Max M. Kampelman	02 - Robert J. Miller	03 - Leon E. Panetta
	04 - Catherine B. Reynolds	05 - Alan I. Rothenberg	06 - William S. Sessions
	07 - Gerald Tsai, Jr.	08 - Michael Wm. Zavis	09 - Stanley R. Zax

[    ]    Mark here to vote For all nominees

[    ]    Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09
[ ] For All Except -	To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

2. Approve an Increase of 370,000 Shares of Common Stock Reserved for Awards Under the Zenith National Insurance Corp. 2004 Restricted Stock Plan.	For [ ]	Against [ ]	Abstain [ ]	3. Ratify the appointment of PricewaterhouseCoopers LLP as Zenith's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.	For [ ]	Against [ ]	Abstain [ ]
4. The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.	For [ ]	Against [ ]	Abstain [ ]

B    Non-Voting Items

Change of Address — Please print your new address below.

C    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 13, 2008

The proxy statement and annual report to stockholders are available at www.envisionreports.com/zenith.

Internet and telephone voting are available through 11:59 PM, Eastern Time, May 12, 2008 for Stockholders of Record. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone voting are available through 11:59 PM, Eastern Time, May 9, 2008 for Zenith's 401(k) Plan participants. Your internet or telephone vote authorizes Schwab Trust to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet and telephone are voting are available through 11:59 PM, Eastern Time, May 9, 2008 for Zenith's ESPP participants. Your internet and telephone vote authorizes Merrill Lynch to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Proxy—Zenith National Insurance Corp.

Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2008

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated March 24, 2008, hereby appoints Stanley R. Zax and Jack D. Miller, or either of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders ("2008 Annual Meeting") of Zenith National Insurance Corp. ("Zenith") to be held on May 13, 2008, at 9:00 AM, Pacific Time, at 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof and to vote in accordance with the instructions on the reverse side all shares of Zenith's common stock, $1 par value per share ("Zenith Common Stock"), which the undersigned is entitled to vote.

If the undersigned is a participant in Zenith's 401(k) Plan, the undersigned also directs The Charles Schwab Trust Company ("Schwab Trust"), as trustee under the plan, to vote all shares of Zenith Common Stock allocated to the undersigned under the plan at the 2008 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Schwab Trust, it will vote your shares in the plan in the same proportion that other plan participants voted their shares in the plan.)

If the undersigned is a participant in Zenith's Employee Stock Purchase Plan ("ESPP"), the undersigned also directs Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), which holds the ESPP shares in a broker's account for the benefit of ESPP participants, to vote all shares of Zenith Common Stock allocated to the undersigned under the ESPP at the 2008 Annual Meeting in accordance with the instructions on the reverse side. (If you fail to give voting instructions to Merrill Lynch, it will not vote the shares allocated to your ESPP account.)

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS DETERMINED IN THEIR DISCRETION, EXCEPT THAT NONE OF YOUR VOTES WILL BE CAST FOR ANY NOMINEE AS TO WHOM YOU INSTRUCT THAT YOUR VOTES BE WITHHELD.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE UNDERSIGNED, BUT IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

(Continued, and to be marked, dated and signed on the reverse side)

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
CORPORATE GOVERNANCE GUIDELINES
BOARD MEETINGS
INDEPENDENCE OF DIRECTORS
LEAD INDEPENDENT DIRECTOR
EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS
COMMUNICATIONS TO THE BOARD OF DIRECTORS
ATTENDANCE OF DIRECTORS AT ANNUAL MEETINGS OF STOCKHOLDERS
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
COMPENSATION COMMITTEE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
AUDIT COMMITTEE
AUDIT COMMITTEE REPORT
DIRECTOR COMPENSATION
2007 DIRECTOR COMPENSATION TABLE
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS FOR 2007
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE (2006 and 2007)
GRANTS OF PLAN-BASED AWARDS IN 2007
OUTSTANDING EQUITY AWARDS AT 2007 YEAR-END
OPTION EXERCISES AND STOCK VESTED IN 2007
EARLY TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
APPROVAL OF AN INCREASE OF 370,000 SHARES OF COMMON STOCK RESERVED FOR AWARDS UNDER THE ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN (Item 2 on Proxy Card)
Proposed Awards Zenith National Insurance Corp. 2004 Restricted Stock Plan
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ZENITH'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 (Item 3 on Proxy Card)
INFORMATION RELATING TO INDEPENDENT AUDITORS AND THEIR FEES
CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
CODE OF BUSINESS CONDUCT
RELATED PERSON TRANSACTIONS APPROVAL POLICY AND PROCEDURES
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
  APPENDIX A
THIRD AMENDED AND RESTATED ZENITH NATIONAL INSURANCE CORP. 2004 RESTRICTED STOCK PLAN